                                                                    EXHIBIT 10.2
--------------------------------------------------------------------------------

                      METROPOLITAN LIFE INSURANCE COMPANY,
                  (on behalf of a commingled separate account),
                                   as Landlord

                                       AND

                        GLOBAL PREFERRED HOLDINGS, INC.,
                                    as Tenant


--------------------------------------------------------------------------------
                                 LEASE AGREEMENT
--------------------------------------------------------------------------------


                          Dated: _____________, 2002
                                    Building:
                 6455 East Johns Crossing, Duluth, Georgia 30097



--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


ARTICLE 1 REFERENCE DATA AND DEFINITIONS.................................................... 1
ARTICLE 2 DEMISED PREMISES AND TERM......................................................... 3
     2.1.   Demised Premises................................................................ 3
     2.2.   Term............................................................................ 3
     2.3.   Tenant's Entry upon Demised Premises before Commencement Date................... 4
     2.4.   Intentionally Deleted........................................................... 4
ARTICLE 3 RENT AND SECURITY DEPOSIT......................................................... 5
     3.1.   Fixed Rent...................................................................... 5
     3.2.   Additional Rent................................................................. 5
     3.3.   Past Due Rent................................................................... 5
     3.4.   Security Deposit................................................................ 5
     3.5.   Rent Payments................................................................... 6
ARTICLE 4 TENANT'S SHARE OF OPERATING COSTS AND TAXES....................................... 6
     4.1.   Definitions..................................................................... 6
     4.2.   Tenant's Payment of Operating Costs and Taxes................................... 9
     4.3.   Refunds; Other Items............................................................10
ARTICLE 5 COMPLETION AND OCCUPANCY OF DEMISED PREMISES......................................10
     5.1.   Completion of Demised Premises..................................................10
     5.2.   Occupancy of Demised Premises...................................................13
ARTICLE 6 CONDUCT OF BUSINESS BY TENANT.....................................................13
     6.1.   Use of Demised Premises.........................................................13
     6.2.   Compliance with Laws and Requirements of Public Authorities.....................13
     6.3.   Rules and Regulations...........................................................14
ARTICLE 7 COMMON AREA.......................................................................15
     7.1.   Control of Common Area..........................................................15
     7.2.   Parking.........................................................................15
ARTICLE 8 REPAIRS, ALTERATIONS AND MECHANICS' LIENS.........................................16
     8.1.   Repairs.........................................................................16
     8.2.   Alterations.....................................................................16
     8.3.   Mechanics' Liens................................................................17
     8.4.   Indemnification.................................................................17
ARTICLE 9 UTILITIES AND BUILDING SERVICES...................................................18
     9.1.   Heating, Ventilating and Air Conditioning.......................................18
     9.2.   Cleaning Service................................................................18
     9.3.   Elevator Service................................................................18
     9.4.   Electricity.....................................................................18
     9.5.   Telecommunications..............................................................20
     9.6.   Interruption of Services........................................................21
     9.7.   Overtime Services...............................................................22
ARTICLE 10 PROPERTY AND OTHER TAXES.........................................................22
     10.1.  Tenant's Property...............................................................22

     10.2.  Increased Value of Improvements.................................................23
ARTICLE 11 INSURANCE AND INDEMNITY..........................................................23
     11.1.  Tenant's Insurance..............................................................23
     11.2.  Indemnity and Non-Liability.....................................................24
     11.3.  Waiver of Subrogation...........................................................25
ARTICLE 12 DAMAGE BY CASUALTY...............................................................26
     12.1.  Notice..........................................................................26
     12.2.  Restoration of Improvements.....................................................26
     12.3.  Damage During Last Year of Lease Term...........................................27
ARTICLE 13 EMINENT DOMAIN...................................................................27
     13.1.  Taking of Demised Premises......................................................27
     13.2.  Partial or Temporary Taking of Building.........................................27
     13.3.  Termination.....................................................................27
     13.4.  Surrender.......................................................................27
     13.5.  Rent Adjustment for Partial Taking of Demised Premises..........................28
     13.6.  Awards..........................................................................28
ARTICLE 14 RIGHTS RESERVED TO LANDLORD......................................................28
     14.1.  Access to Demised Premises......................................................28
     14.2.  Additional Rights...............................................................29
ARTICLE 15 ASSIGNMENT AND SUBLETTING........................................................29
     15.1.  Consent Required................................................................29
ARTICLE 16 BANKRUPTCY.......................................................................31
     16.1.  Bankruptcy......................................................................31
     16.2.  Measure of Damages..............................................................31
     16.3.  Adequate Assurance..............................................................31
ARTICLE 17 DEFAULT..........................................................................32
     17.1.  Events of Default...............................................................32
     17.2.  Damages.........................................................................33
     17.3.  Waiver of Jury Trial............................................................34
     17.4.  Other Remedies..................................................................34
ARTICLE 18 SURRENDER........................................................................35
     18.1.  Possession......................................................................35
     18.2.  Merger..........................................................................35
ARTICLE 19 HOLDING OVER.....................................................................35
     19.1.  Holding Over....................................................................35
ARTICLE 20 NO WAIVER........................................................................35
     20.1.  No Waiver.......................................................................35
ARTICLE 21 ESTOPPEL CERTIFICATE, SUBORDINATION, ATTORNMENT..................................36
     21.1.  Estoppel Certificate............................................................36
     21.2.  Subordination...................................................................36
     21.3.  Attornment......................................................................36

     21.4.  Mortgages.......................................................................36
ARTICLE 22 QUIET ENJOYMENT..................................................................37
     22.1.  Quiet Enjoyment.................................................................37
ARTICLE 23 NOTICES..........................................................................38
     23.1.  Notices.........................................................................38
ARTICLE 24 MISCELLANEOUS PROVISIONS.........................................................38
     24.1.  Time............................................................................38
     24.2.  Applicable Law and Construction.................................................38
     24.3.  Parties Bound...................................................................38
     24.4.  No Representations by Landlord..................................................38
     24.5.  Brokers.........................................................................39
     24.6.  Severability....................................................................39
     24.7.  Force Majeure...................................................................39
     24.8.  Definition of Landlord..........................................................39
     24.9.  No Option.......................................................................39
     24.10. Exculpatory Clause..............................................................39
     24.11. No Recording....................................................................40
     24.12. No Light, View or Air Easements.................................................40
     24.13. Financial Statements............................................................40
     24.14. ERISA...........................................................................40
     24.15. No Estate In Land...............................................................40
     24.16. Compliance with Protective Covenants............................................40
ARTICLE 25 OPTION TO RENEW..................................................................40
     25.1.  Option To Renew.................................................................40
     25.2.  Fair Market Rent................................................................41
     25.3.  Dispute Of Fair Market Rent.....................................................41
     25.4.  Arbitration Of Fair Market Rent.................................................41
     25.5.  Conditions......................................................................42
ARTICLE 26 RIGHT OF FIRST REFUSAL...........................................................43
     26.1.  Grant of Right..................................................................43
     26.2.  Landlord's Refusal Notice.......................................................43
     26.3.  Tenant's Exercise...............................................................43
     26.4.  Terms...........................................................................43
     26.5.  Conditions......................................................................43
     26.6.  Delivery of Possession..........................................................43
     26.7.  Confirmation....................................................................44

EXHIBITS

EXHIBIT A      PLAN SHOWING TENANT'S SPACE
EXHIBIT B      LEGAL DESCRIPTION OF LAND
EXHIBIT C      RULES AND REGULATIONS
EXHIBIT D      INTENTIONALLY OMITTED
EXHIBIT E      CLEANING SPECIFICATIONS
EXHIBIT F      PLAN SHOWING REFUSAL SPACE

                                      LEASE

        This Lease is made between Landlord and Tenant named in Article l as of the date set forth therein. Landlord and Tenant, in consideration of the covenants and agreements contained herein, agree as follows:

                                    ARTICLE 1

                         REFERENCE DATA AND DEFINITIONS

        The following are definitions of terms used in this Lease, and each reference in this Lease to any of the following subjects shall be construed to incorporate the data, terms, covenants and provisions stated for that subject in this Article 1, subject to the terms of the balance of this Lease:

DATE OF EXECUTION
OF THIS LEASE:                     ____________, 2002

LANDLORD:                          Metropolitan Life Insurance Company, a New
                                   York corporation, on behalf of a commingled separate account

MANAGING AGENT:                    Technology Park/Atlanta, Inc.

LANDLORD'S
ADDRESS:                           Technology Park/Atlanta, Inc.
                                   Attention: President
                                   Suite 150
                                   11555 Medlock Bridge Road
                                   Duluth, Georgia 30097

TENANT:                            Global Preferred Holdings, Inc., a
                                   Delaware corporation

TENANT'S ADDRESS:                  Prior to the Commencement Date:
                                   11315 Johns Creek Parkway
                                   Duluth, Georgia 30097
                                   Attention: Edward McKernan, CEO

                                   On or after the Commencement Date:

                                   6455 East Johns Crossing
                                   Suite 402
                                   Duluth, Georgia  30097
                                   Attention: Edward McKernan, CEO

DEMISED PREMISES:                  Suite 402, located on the fourth (4th) floor
                                   of the Building, as shown on Exhibit A,
                                   agreed for all purposes of this Lease to be 6,162 rentable square feet.

LAND:                              The Land described on Exhibit B.

BUILDING:                          6455 East Johns Crossing,
                                   Duluth, Georgia 30097

PROPERTY:                          The Land, the Building and all other
                                   improvements located on the Land, including, without limitation, parking areas, driveways, walkways and landscaped areas.

SCHEDULED
COMMENCEMENT DATE:                 October 14, 2002

SCHEDULED
EXPIRATION DATE:                   January 13, 2008

TERM: The initial twelve (12) months of this Lease (the "Initial Term") and the following fifty-one (51) months of this Lease thereafter (the "Extended Term"), unless sooner terminated or extended as herein provided.

RENEWAL TERM:                      One (1) renewal term of five (5) years.

FIXED RENT:                        Initial Term:

                                   Months 1 - 12 - $118,618.56 per annum

                                   Extended Term:

                                   Months 13 - 24 - $122,177.16 per annum*
                                   Months 25 - 36 - $125,842.44 per annum
                                   Months 37 - 48 - $129,617.76 per annum
                                   Months 49 - 60 - $133,506.24 per annum
                                   Months 61 - 63 - $137,511.48 per annum

MONTHLY
FIXED RENT:                        Initial Term:

                                   Months 1 - 12 - $9,884.88 per month

                                   Extended Term:

                                   Months 13 - 24 - $10,181.43 per month*
                                   Months 25 - 36 - $10,486.87 per month
                                   Months 37 - 48 - $10,801.48 per month
                                   Months 49 - 60 - $11,125.52 per month
                                   Months 61 - 63 - $11,459.29 per month

                                   *Fixed Rent for the first three (3) months of the Extended Term shall be abated.

TENANT'S
PROPORTIONATE SHARE:               6.272%

DEFAULT RATE:                      The lesser of (1) fifteen percent (15%) per
                                   annum, or (2) the maximum rate of interest permitted by law.

SECURITY
DEPOSIT AMOUNT:                    One (1) month payment of Monthly Fixed Rent
                                   ($9,884.88).

NORMAL BUSINESS HOURS:             Monday through Friday
                                   7:00 A.M. to 6:00 P.M.
                                   Saturdays
                                   8:00 A.M. to 1:00 P.M.

BROKER:                            Technology Park/Atlanta, Inc.
                                   The Miller Group, LLC

                                    ARTICLE 2

                            DEMISED PREMISES AND TERM

        2.1. DEMISED PREMISES. Landlord hereby leases unto Tenant, and Tenant hereby leases from Landlord, the Demised Premises, upon and subject to the covenants, agreements, terms, conditions, limitations, exceptions and reservations of this Lease. Subject to the provisions of this Lease and Landlord's security procedures for the Building, Tenant shall have access to the Demised Premises and Tenant's proportionate share of parking spaces (as set forth in Section 7.2 below) 24 hours a day, 7 days a week.

        2.2.    TERM.

                (a) The Term shall mean the Initial Term consisting of the twelve (12) month period set forth in Article I and the Extended Term consisting of the fifty-one (51) month period set forth in Article I. The Initial Term and the Extended Term are hereinafter sometimes referred to herein as the "Term". The Term shall commence on the earlier to occur of (the "Commencement Date") (i) the date that the Demised Premises are available for occupancy, as determined under Section 5.1, or (ii) the date on which Tenant or anyone claiming by, under or through Tenant shall first occupy any portion of the Demised Premises for the purpose of conducting business therefrom; and shall end, unless sooner terminated or extended as herein provided or pursuant to law, at the close of business on the Scheduled Expiration Date. If for any reason the Demised Premises are not available for occupancy by the Scheduled Commencement Date, Landlord shall not be liable for any claims, damages or liabilities in connection therewith or by reason thereof, nor shall the same make this Lease void or voidable. The expiration date (the

        "Expiration Date") of the Term shall be the Scheduled Expiration Date set forth in the Schedule, unless, however, (i) the Commencement Date occurs after the Scheduled Commencement Date set forth in the Schedule, in which event the Expiration Date shall be extended to a date which shall allow the term of this Lease to be the complete Term set forth in the Schedule; provided, however, that if such extended Expiration Date would occur on a day other than the last day of a calendar month, then the Expiration Date shall be the last day of such calendar month, and/or
        (ii) Tenant exercises the option to terminate as provided in Subsection
        (b) below in which event the Expiration Date shall be the last day of the Initial Term.

                (b) Notwithstanding any other provisions hereof to the contrary, Tenant shall have the option to terminate this Lease as of the last day of the Initial Term upon written notice thereof given by Tenant to Landlord on or before the first day of the ninth (9th) month of the Initial Term, time being of the essence. In connection with Tenant's exercise of such option to terminate and as a condition thereof, Tenant shall pay to Landlord a termination fee in the amount of $23,128.80, which fee shall be paid to Landlord as of the date of such notice and shall accompany such notice. If Tenant exercises the option to terminate as provided in this Subsection, such exercise shall be irrevocable. If Tenant fails to notify Landlord in writing within the prescribed period that it has exercised the option to terminate as provided in this Subsection, then the Initial Term of this Lease shall be automatically extended by the Extended Term, without any action by either Tenant or Landlord.

                (c) Following the Commencement Date, the parties shall, at either party's request, execute a supplemental agreement to become a part hereof setting forth the Commencement Date and Expiration Date of the Initial Term or the Extended Term, as the case may be, as determined under the provisions of this Article. The parties' failure to execute such supplemental agreement shall in no way affect Tenant's or Landlord's obligation to perform under this Lease.

        2.3. TENANT'S ENTRY UPON DEMISED PREMISES BEFORE COMMENCEMENT DATE. Provided that Tenant complies at all times with the provisions and requirements of this Lease (other than the obligation to pay Fixed Rent and, except as provided for below, the obligation to pay Additional Rent (as defined below)), Tenant may enter upon the Demised Premises prior to the Commencement Date to install trade fixtures and furnishings and to make the Demised Premises ready for the conduct of Tenant's business, provided, however, that Tenant does not interfere with Landlord's Work (as defined below), if any, and provided further that such contractors as Tenant may engage to undertake such installations and other preparatory work shall be subject to Landlord's written, reasonable approval prior to engagement and that Tenant shall undertake such installations and other preparatory work only with such labor organization affiliation or lack of affiliation as Landlord may approve, such approval not to be unreasonably withheld, conditioned or delayed.

        2.4.    INTENTIONALLY DELETED.

                                    ARTICLE 3

                            RENT AND SECURITY DEPOSIT

        3.1. FIXED RENT. Commencing on the Commencement Date, Tenant shall pay to Landlord, without any prior demand therefor and without any deduction or set-off whatsoever, the Fixed Rent set forth in Article 1. Fixed Rent shall be due and payable in monthly installments each equal to the Monthly Fixed Rent set forth in Article l, in advance on the first day of each and every calendar month during the Term. Tenant shall pay to Landlord upon execution of this Lease an amount equal to the first Monthly Fixed Rent due under this Lease, which amount shall be held by Landlord without interest and applied to the first Monthly Fixed Rent obligation of Tenant.

        3.2. ADDITIONAL RENT. Any sums or charges to be paid by Tenant pursuant to the provisions of this Lease, other than the Fixed Rent, shall be designated as "Additional Rent" and shall be payable within 10 days after Landlord gives written notice that payment is due, unless otherwise provided in this Lease. Landlord shall have the same rights against Tenant for default in payment of Additional Rent as for default in payment of the Fixed Rent. As used in this Lease, the term "Rent" shall mean the Fixed Rent and Additional Rent.

        3.3.    PAST DUE RENT.

                (a) Subject to any applicable notice and cure period, if Tenant shall fail to pay any installment of Rent before the sixth day after such Rent is due and payable, Tenant shall pay a charge (the "Late Charge") which shall be 5% of the amount of such unpaid installment of Rent. The parties agree that the amount of such Late Charge represents a reasonable estimate of the cost and expense that will be incurred by Landlord in processing each delinquent payment of Rent by Tenant and that such Late Charge shall be paid to Landlord as liquidated damages for each delinquent payment.

                (b) Subject to any applicable notice and cure period, any amount due from Tenant to Landlord which is not paid when due shall bear interest at the Default Rate from the date such payment is due, after the expiration of any applicable grace period, until paid. The rate so determined shall continue in effect following any default by Tenant pursuant to this Lease. Payment of such interest shall not excuse or cure any default by Tenant under this Lease. The parties agree that the payment of interest and the payment of Late Charges provided for above are distinct and separate from one another in that the payment of interest is to compensate Landlord for its inability to use the money improperly withheld by Tenant, while the payment of Late Charges is to compensate Landlord for its additional administrative expenses in handling and processing delinquent payments.

        3.4. SECURITY DEPOSIT. Tenant shall deposit with Landlord upon signing this Lease and, throughout the Term shall keep on deposit with Landlord, the Security Deposit Amount set forth in Article 1 as security for the payment by Tenant of the Rent and for the faithful performance of all the terms, conditions and covenants of this Lease (the "Security Deposit"). Landlord shall not be obligated to keep the Security Deposit as a separate fund, but may commingle the Security Deposit with Landlord's own funds. If at any time during the Term Tenant shall default in the performance of any provisions of this Lease, Landlord may, but shall not be required to, use the Security Deposit, or so much thereof as necessary, in payment of any Rent in default, or in reimbursement of any expense incurred by Landlord or in payment of the damages incurred by Landlord by reason of Tenant's default. In such event, Tenant shall, upon written demand from Landlord, immediately remit to Landlord a sufficient amount in cash to restore the Security Deposit to equal the Security Deposit Amount. Within 30 days after the expiration of this Lease and surrender of the Demised Premises in accordance with the terms and conditions of this Lease, and in the event the Security Deposit has not been utilized as aforesaid, the Security Deposit, or as much thereof as has not been utilized for such purposes, shall be refunded to Tenant without interest. Landlord may deliver the Security Deposit to the purchaser of Landlord's interest in the Demised Premises in the event such interest is sold, and, in such instance, Landlord named herein shall be discharged from any further liability with respect to the Security Deposit and Tenant shall look to Landlord's successor for the return of the Security Deposit. Notwithstanding the foregoing, if any claims of Landlord exceed the amount of the Security Deposit, Tenant shall remain liable for the balance of such claims.

        3.5. RENT PAYMENTS. All Rent payments shall be made to Landlord at the address set forth in Article l, or at such other place designated by Landlord in writing, in lawful currency of the United States of America. Rent payments applicable to partial months falling within the Term or occurring as a result of the application of the Monthly Fixed Rent payable upon Lease execution shall be prorated. If Tenant shall default in any payment of Rent more than three (3) times during the Term, Landlord may, by written notice to Tenant, require that all future Rent payments be made by wire transfer of immediately available funds to an account designated by Landlord or by unendorsed certified or official bank check payable to Landlord.

                                    ARTICLE 4

                   TENANT'S SHARE OF OPERATING COSTS AND TAXES

        4.1.    DEFINITIONS. As used herein:

                (a) "Operating Costs" shall mean any and all costs, charges, expenses and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the operation, ownership, maintenance, management and repair of the Property, including, without being limited to, the following:

                        (1) All wage, salary and labor costs of all persons engaged in the operation, maintenance, management and repair of the Property (including, without being limited to, all applicable taxes, insurance and benefits).

                        (2) Costs of any utilities supplied by Landlord (including, without being limited to, heat, electricity, gas, water and sewer), fuel and supplies and materials and costs of the operation and maintenance of all Property systems (including, without being limited to, heating, ventilation and air-conditioning ("HVAC") systems and telecommunications systems); provided, however, that "Operating Costs" shall not include the costs of electrical energy or other utilities furnished and metered directly to other tenants of the Building.

                        (3) Costs of all insurance, including, without being limited to, casualty, workmen's compensation, rental and liability insurance; provided, however, that "Operating Costs" shall not include increases in insurance premiums caused by acts of any other tenant to the extent payable and paid by such tenant.

                        (4) Costs of all maintenance and service agreements, including, without being limited to, window and other cleaning, snow removal, line painting, policing, elevator maintenance and janitorial service.

                        (5) Costs of repairs, replacements, decorations, and general maintenance, including, without being limited to, exterior building maintenance, paving, curbs, drainage, lighting, sidewalks and landscaping; provided, however, that "Operating Costs" shall not include costs of any tenant. improvements (but only to the extent such improvements are beyond base building improvements) and decorating expenses incurred in connection with preparing space for any new tenant.

                        (6) Professional fees and expenses (including, without being limited to, legal, accounting, architectural and engineering fees); provided, however, that "Operating Costs" shall not include leasing commissions, costs of legal and other professional fees incurred in preparing, negotiating and executing leases or in resolving any disputes with any tenant.

                        (7) All costs of making any alterations to the Building for life-safety systems or energy conservation or other capital improvements required by any governmental requirement enacted or amended after the date hereof or which are primarily for the purpose of reducing or stabilizing Operating Costs or providing additional or increased services to the tenants of the Building, amortized over the useful life of such improvements, with a return on capital at the rate of ten percent (10%) per annum.

                        (8)     All property management fees, costs and
                expenses.

                        (9) All fees or other charges incurred in conjunction with voluntary or involuntary membership in any energy conservation, air quality, environmental, traffic management or similar organizations.

        If Landlord is not furnishing any particular work or service (the cost of which if performed by Landlord would constitute an Operating Cost) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Costs shall be increased by an amount equal to the additional Operating Costs which would have been incurred during such period by Landlord if it had at its own expense furnished such work or services to such tenant. In determining the amount of Operating Costs for any calendar year, if less than 95% of the net rentable square feet of the Building shall have been occupied by tenant(s) at any time during such calendar year, Operating Costs shall be determined for such year to be an amount equal to the like expenses which would have been incurred had such occupancy been 95% throughout such year.

               Operating Costs (except for Uncontrollable Costs, as hereinafter defined) shall be deemed not to increase by more than six percent (6%) (the "Operating Costs Cap") from one calendar year to the next calendar year, regardless of any actual increases in Operating Costs; provided, however, in the event that in any calendar year any such increase in Operating Costs is in fact greater than the Operating Costs Cap (any such increase in excess of the Operating Costs Cap being hereinafter collectively referred to as the "Carryover Percentage"), Landlord shall have the right to add all of the Carryover Percentage (or such portion thereof as will not produce a total increase in Operating Costs in excess of the Operating Costs Cap) to the increases in Operating Costs occurring over any of the following years of the Term in which such increases in Operating Costs are less than the Operating Costs Cap, on a cumulative basis until all such Carryover Percentages have been used to increase Operating Costs for purposes of calculating Tenant's Additional Rent. For example, if the actual increase in Operating Costs during the second calendar year of the Term is eight percent (8%) (thus creating a Carryover Percentage of two percent (2%), which may be carried forward to future years by Landlord), and if in the third calendar year of the Term the actual increase in the Operating Costs is four percent (4%), then during the third calendar year of the Term the Operating Costs shall be deemed to increase by six percent (6%), such six percent (6%) increase arising from adding the four percent (4%) increase in Operating Costs which occurred in the third calendar year to the two percent (2%) Carryover Percentage from the second calendar year. The foregoing provisions of this Section notwithstanding, union wages, all utility costs and expenses, including, without limitation, those for electricity and other fuels and forms of power or energy, water charges, sewer and waste disposal, the cost of all casualty, liability and other insurance applicable to the Building and Landlord's personal property used in connection with the Building and Taxes as defined in subsection (b) below (all of the foregoing are herein collectively referred to as "Uncontrollable Costs") shall not be subject to any limitation or cap, and, accordingly, the total dollar increase in Operating Costs, and Tenant's Additional Rent payable pursuant to this paragraph, for any and each calendar year during the Term shall be calculated without any limitation or cap on Uncontrollable Costs

                (b) "Taxes" shall mean the aggregate amount of real estate and personal property taxes and any special assessments levied, assessed or imposed upon the Property, or any portion thereof, other than any water or sewer charge to the extent the same are included in Operating Costs for the applicable calendar year. If because of any change in the taxation of real estate, any other tax, assessment or surcharge of any kind or nature (including, without being limited to, any franchise, income, profit, sales, use, occupancy, gross receipts or rental tax) is imposed upon, against or with respect to Landlord, or the occupancy, rents or income therefrom, either in lieu of, in substitution for or in addition to any of the foregoing Taxes, such other tax, assessment or surcharge (which shall be measured as if the Property, or applicable portion thereof, as the case may be, were the only asset of Landlord or such owner) shall be deemed part of Taxes. With


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
        respect to any calendar year, all expenses, including attorney's, accounting and experts' fees and expenses and administration costs and expenses, incurred in contesting the validity or amount of Taxes, the assessed valuation of the Property, or any portion thereof, or in obtaining a refund of Taxes shall be considered as part of Taxes for such year. Notwithstanding anything in this Lease to the contrary, "Taxes" shall not include (i) federal, state and local taxes on income of Landlord, except as otherwise provided herein with respect to a change in the taxation of real estate; (ii) death taxes; (iii) franchise, gift, transfer, excise, capital stock, succession, estate and inheritance taxes; (iv) any taxes (other than business licenses taxes and fees) imposed or measured on or by the income of Landlord from the operation of the Property, except as otherwise provided herein with respect to a change in the taxation of real estate; and (v) any fines, penalties or increased interest charged due to Landlord's failure to pay taxes and assessments in a timely fashion.

        4.2.    TENANT'S PAYMENT OF OPERATING COSTS AND TAXES

                (a) For each calendar year, or portion thereof, during the Term, Tenant shall pay to Landlord, as Additional Rent, at the times and in the manner provided below, Tenant's Proportionate Share of the sum of
        (1) Operating Costs for such calendar year which are in excess of Operating Costs for the calendar year 2002 (the "Base Year"), and (2) Taxes for such calendar year which are in excess of Taxes for the Base Year (collectively, "Tenant's Expense Charge").

                (b) At any time during the Term, Landlord shall have the right to compute and deliver to Tenant an estimate (an "Estimate") of Tenant's Expense Charge for the applicable calendar year and, without further notice, Tenant shall pay to Landlord commencing with the next payment of Monthly Fixed Rent and continuously thereafter with payments of Monthly Fixed Rent until delivery of the next Estimate, monthly installments equal to one-twelfth of the amount set forth in such Estimate, together with, in the case of the first such monthly payment, an amount equal to the difference between (i) the amount of such monthly installment times the number of months occurring during the Term in such year preceding the first monthly payment based on such Estimate, less
        (ii) the amount of any monthly installments in respect of the prior Estimate theretofore paid to Landlord during the Term in such year. In the event Landlord is required under any mortgage of any portion of the Property, including the Building, to escrow Operating Costs and/or Taxes, Landlord may (without obligation) use the amount required to be escrowed as a basis for determining the Estimate.

                (c) Landlord shall endeavor to deliver to Tenant within 120 days after the end of each calendar year during the Term a written statement (the "Statement") setting out in reasonable detail Tenant's Expense Charge for such year certified to be correct by Landlord. If the aggregate of the monthly installments actually paid by Tenant to Landlord on account of the estimated Tenant's Expense Charge during any calendar year (the "Actual Payments") differs from the amount of Tenant's Expense Charge payable according to the Statement (the "Obligated Payments"), Tenant shall (1) if the Obligated Payments shall exceed the Actual Payments, pay to Landlord, within 30 days after the date of delivery of the Statement, an amount equal to such excess, or
        (2) if the Actual

        Payments shall exceed the Obligated Payments, be granted a credit against the next installments of Tenant's Expense Charge in an amount equal to such overpayment.

                (d) If Landlord and Tenant disagree on the accuracy of Tenant's Expense Charge as set forth in the Statement, Tenant shall nevertheless make payment in accordance with the Statement, but the disagreement shall immediately be referred by Landlord for prompt decision to a mutually acceptable public accountant or other professional consultant who shall be deemed to be acting as an expert and not as an arbitrator, and a determination signed by the selected expert shall be final and binding on both Landlord and Tenant. If Landlord and Tenant shall fail to agree on such an expert within 15 days after Tenant's notice of disagreement (as hereinafter described), such expert shall be selected by the president of the local chapter of the Atlanta Commercial Board of Realtors. If an adjustment is required to be made by reason of any such determination, then (i) if Tenant owes Landlord an amount as a result of such adjustment, Tenant shall pay such amount within thirty (30) days after final determination or (ii) if Landlord owes Tenant an amount as a result of such adjustment, Landlord shall credit such amount against the next installment of Tenant's Expense Charge. If the adjustment is greater than 5% and the amount of the adjustment is to be paid to Tenant, Landlord will pay the cost of the expert; otherwise Tenant will pay the cost of the expert.

        4.3.    REFUNDS; OTHER ITEMS

                (a) In the event a refund of any Operating Costs or Taxes is obtained and actually paid to Landlord, Landlord shall credit an appropriate portion thereof (after deducting any unrecouped expenses in connection with obtaining such refund) to the next installment(s) of Tenant's Expense Charge.

                (b) The rendering of a Statement for any year shall not preclude Landlord from issuing a correction thereto at a later time, including a correction for items not included in the original Statement.

                                    ARTICLE 5

                  COMPLETION AND OCCUPANCY OF DEMISED PREMISES

        5.1.    COMPLETION OF DEMISED PREMISES.

                (a) The Demised Premises shall be deemed available for occupancy when Landlord notifies Tenant, in writing, that the work required to be performed by Landlord as hereinafter defined has been substantially completed and the Demised Premises are available for occupancy. Landlord agrees that it shall construct certain tenant improvements for the Demised Premises in a good and workmanlike manner substantially in accordance with (i) the plan prepared by Kohl Gramigna, dated August 21, 2002 and by this reference made a part hereof which Tenant has and does hereby approve (the "Approved August 21st Plans"), and (ii) the Building standard specifications for the quantity and quality of materials to be used in the construction of such tenant improvements (the "Landlord's Work"). Landlord shall pay for the costs of construction of Landlord's Work, including any and all engineering, space planning and design fees as well as any costs associated with obtaining permits for the construction up to an amount of $38,548.00, which represents $6.26 per rentable square foot.

                (b) In addition, Tenant shall have the right to request changes to the Landlord's Work, including changes to the Approved August 21st Plans and changes (including additions, options or alterations) to Building standard specifications so long as such request is in writing and is approved by both the construction manager and Landlord. After approval by the construction manager and Landlord, any such change shall be made by the architect to the Approved August 21st Plans to the extent necessary. No change shall be permitted without the prior written consent of Landlord which as to nonstructural changes which do not affect building systems, shall not be unreasonably withheld or delayed. Further, if changes are made by Tenant and those changes cause the final pricing to be increased in excess of $6.26 per square foot or cause Landlord to postpone substantial completion of the space or delay the Commencement Date, then Landlord shall have the right to refuse to permit the making of such changes unless and until Tenant shall have committed in writing, in a manner reasonably satisfactory to Landlord, to pay to Landlord (i) the extra cost in excess of the final pricing of $6.26 per square foot and (ii) on the date Rent would have commenced hereunder in the absence of such delay, a sum of money equivalent to the Rent for the Demised Premises for the period during which Tenant would have been obligated to pay Rent to Landlord had not the Lease Commencement Date been so delayed with such delay being considered a "Tenant Delay" hereunder. Upon the approval by all parties of a change order which increases the final pricing, Tenant shall pay to Landlord within ten (10) days of Tenant's receipt of Landlord's request the entire cost of such additional costs.

                (c) For purposes of this Lease, except for Subsection (d) below, the term "substantially complete" shall mean full completion, except for minor punch list items or insubstantial details of construction, decoration or installation and shall be deemed to occur on the earlier of (1) the issuance of a certificate of occupancy for the Demised Premises (which may be in the form of a temporary or conditional certificate of occupancy so long as such certificate permits Tenant to occupy the Demised Premises for the purposes contemplated under the Lease) or (2) Tenant's occupancy of the Demised Premises for purposes of conducting business, or shall mean the date that substantial completion would have occurred but for the occurrence of a Tenant Delay. Landlord shall give Tenant seven (7) business days prior notice of the date the Demised Premises will be substantially complete. "Tenant Delay" shall mean (i) a delay resulting from any direction by Tenant that Landlord suspend Landlord's Work because of a possible change to be initiated by Tenant or for any other reason directed by Tenant; (ii) delays which result directly or indirectly from Tenant's requested changes in the Landlord's Work; (iii) any delay caused by any "long-lead time" leasehold improvement item (e.g. millwork) which cannot be fabricated, delivered to the job, and completely installed within the same time frame as the remainder of the leasehold improvements shown on the Approved August 21st Plans, provided Tenant is given prior notice from Landlord of such event causing such delay; (iv) any delay or interference resulting from the performance by Tenant of any other work within the Demised Premises by Tenant; or (v) any other action or inaction of Tenant that directly delays Landlord (or Landlord's contractor) in completing Landlord's Work.

                (d) In the event that Tenant does not exercise the option to terminate this Lease as provided in Section 2.2(b) hereof and this Lease is extended pursuant to the terms thereof, Landlord agrees that it shall construct certain tenant improvements for the Demised Premises (except to the extent that such tenant improvements were previously constructed by Landlord pursuant to Subsections (a) and (b) above) in a good and workmanlike manner substantially in accordance with (i) the plan prepared by Kohl Gramigna, dated March 7, 2002 and by this reference made a part hereof which Tenant has and does hereby approve (the "Approved March 7th Plans"), and (ii) the Building standard specifications for the quantity and quality of materials to be used in the construction of such tenant improvements (the "Landlord's Additional Work"). Landlord shall pay for the costs of construction of Landlord's Additional Work, including any and all engineering, space planning and design fees as well as any costs associated with obtaining permits for the construction up to an amount of $42,359.00, which represents $6.87 per rentable square foot. Landlord's Additional Work shall be performed during Normal Business Hours, Monday through Friday, holidays excepted, and will be substantially completed on or before December 1, 2003.

                (e) In addition, Tenant shall have the right to request changes to the Landlord's Additional Work, including changes to the Approved March 7th Plans and changes (including additions, options or alterations) to Building standard specifications so long as such request is in writing and is approved by both the construction manager and Landlord. After approval by the construction manager and Landlord, any such change shall be made by the architect to the Approved March 7th Plans to the extent necessary. No change shall be permitted without the prior written consent of Landlord which as to nonstructural changes which do not affect building systems, shall not be unreasonably withheld or delayed. Further, if changes are made by Tenant and those changes cause the final pricing to be increased in excess of $6.87 per square foot, then Landlord shall have the right to refuse to permit the making of such changes unless and until Tenant shall have committed in writing, in a manner reasonably satisfactory to Landlord, to pay to Landlord the extra cost in excess of the final pricing of $6.87 per square foot. Upon the approval by all parties of a change order which increases the final pricing, Tenant shall pay to Landlord within ten (10) days of Tenant's receipt of Landlord's request the entire cost of such additional costs.

                (f) For the purposes of Subsection (d) above, "substantially complete" shall mean full completion, except for minor items or insubstantial details of construction, decoration or installation and shall be deemed to occur on Landlord's Notice thereof to Tenant. For purposes of this Lease, whenever the term "Landlord's Work" is used, it shall be deemed to include "Landlord's Additional Work", except when such terms are used in this Section 5.1.

                (g) Landlord and Tenant acknowledge and agree (i) that in connection with the plans associated with Landlord's Work and Landlord's Additional Work, Landlord incurred certain engineering, space planning and design fees, (ii) that Tenant reimbursed

        Landlord for such fees in the amount of $8,011.85, and (iii) that Landlord has allocated $3,000.00 of such fees to the cost of Landlord's Work and $5,011.85 of such fees to the cost of Landlord's Additional Work. In the event that Tenant does not exercise the option to terminate this Lease as provided in Section 2.2(b) hereof and this Lease is extended pursuant to the terms hereof, Landlord agrees to reimburse Tenant such amount of $8,011.85 upon completion of Landlord's Additional Work. Such reimbursement of such fees by Landlord to Tenant shall occur through a credit against any costs arising under this Lease and becoming due and payable by Tenant to Landlord, including any excess costs owed by Tenant as a result of any change orders to Landlord's Work or Landlord's Additional Work as described herein, any Additional Rent and any Fixed Rent (such credit to occur in said order of priority as described herein and to be applied until the total amount of the credit has been exhausted).

        5.2. OCCUPANCY OF DEMISED PREMISES. The occupancy of the Demised Premises or any part thereof for business by Tenant or anyone claiming by, under or through Tenant shall be conclusive evidence that (a) Tenant accepts possession; (b) the Demised Premises were in good and satisfactory condition, subject to latent defects; and (c) Landlord's Work, if any, was satisfactorily completed at the time such occupancy was so taken, subject to punchlist items, if any, indicated on a list delivered by Tenant to Landlord and agreed to by Landlord within 15 days after Tenant takes occupancy of the Demised Premises.

                                    ARTICLE 6

                          CONDUCT OF BUSINESS BY TENANT

        6.1. USE OF DEMISED PREMISES. Tenant shall use the Demised Premises during the Term solely for general office use and for no other purpose.

        6.2.    COMPLIANCE WITH LAWS AND REQUIREMENTS OF PUBLIC AUTHORITIES.

                (a) At all times during the Term, Tenant shall give prompt notice to Landlord of any notice Tenant receives of any violation of any law or requirement of a governmental authority affecting the Demised Premises or the Property or any regulation of the board of fire underwriters having jurisdiction over the Property ("Applicable Law"), and, at its sole cost and expense, shall comply with all Applicable Laws, including any violation, order or duty imposed upon Landlord or Tenant, arising from or relating to (1) Tenant's use of the Demised Premises; (2) the manner or conduct of Tenant's business or operation of its installations, equipment or other property therein; (3) any event or condition caused or permitted by Tenant; or (4) breach of any of Tenant's obligations hereunder.

                (b) Tenant shall not do, permit or suffer any act or thing to be done which is injurious to the Property or the Demised Premises, which is immoral, a nuisance, contrary to Applicable Law or in violation of the certificate of occupancy issued for the Building or which would result in the cancellation of, or any increase in premiums for, insurance maintained by Landlord with respect to the Property or the Demised Premises.

                (c) Tenant shall not, nor shall Tenant allow any person to, generate, manufacture, process, transport, recycle, spill, leak, emit, use, handle, possess, treat, store, dispose of, transfer, release, convey or recover Hazardous Materials (as hereinafter defined) in, on, under or from the Demised Premises; provided, however, any Hazardous Material lawfully permitted and generally recognized as necessary and appropriate for general office use may be stored and used on the Demised Premises so long as (i) such storage and use is in the ordinary course of Tenant's business permitted under this Lease; (ii) such storage and use is performed in compliance with all applicable Environmental Laws (as hereinafter defined) and in compliance with the highest standards prevailing in the industry for the storage and use of such materials; and (iii) Tenant delivers prior written notice to Landlord of the identity and quantity of such materials and such other information regarding such materials as Landlord may request. Without limiting other rights or remedies available to Landlord under this Lease or at law or equity, in the event of a default by Tenant under this Section, Landlord shall immediately have the right to injunctive relief. "Hazardous Materials" shall mean (i) any solid, liquid or gaseous waste, substance or emission or any combination thereof which may (a) cause or significantly contribute to an increase in mortality or serious illness, or (b) pose the risk of a substantial present or potential hazard to human health, to the environment or otherwise to animal or plant life and/or (ii) hazardous substances as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; petroleum and any of its derivatives or byproducts; asbestos; polychlorinated biphenyls; radon; and any material and/or substance defined as, or regulated as, a pollutant, waste, hazardous, extremely hazardous, toxic, or dangerous under any law, regulation or ordinance including, without limitation, any Environmental Law. Tenant shall immediately notify Landlord of the presence or suspected presence of any Hazardous Materials on or about the Demised Premises and shall deliver to Landlord any notice received by Tenant relating thereto. "Environmental Laws" means any and all present and future federal, state and local laws, regulations, rules, orders, guidelines, policies and requirements of any governmental authority relating to: the protection, remediation or restoration of the environment, natural resources or wildlife; pollution; Hazardous Materials; or public health and/or safety.

                (d) Tenant agrees that it shall not keep, use, sell or offer for sale in or upon the Demised Premises any article which may be prohibited by any then available standard forms of fire insurance policies with extended coverage. Tenant agrees to pay to Landlord any increase in premiums for insurance maintained by Landlord with respect to the Demised Premises or the Property resulting from the use of the Demised Premises by Tenant, whether, or not Landlord has consented to such use.

                (e) Tenant shall pay all costs, expenses, fines, penalties or damages which may be imposed upon Landlord by reason of Tenant's failure to comply with the provisions of this Section 6.2.

        6.3. RULES AND REGULATIONS. Tenant and its agents, employees, contractors and invitees shall faithfully observe and comply with the rules and regulations attached hereto as Exhibit C and incorporated herein by this reference, and such changes thereto, whether by modification, elimination or addition, as Landlord may, at any time and from time to time, make in respect of the Demised Premises and/or the Property (the "Rules and Regulations"). Such changes shall be effective upon notice thereof from Landlord to Tenant. In the case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations, as originally promulgated or as changed, the provisions of this Lease shall control. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations, or the provisions in any other lease, as against any other tenant; provided, however, that Landlord shall not enforce the Rules and Regulations so as unjustly to discriminate against Tenant. Landlord shall not be liable to Tenant for the nonperformance or violation thereof by any other tenant or anyone else.

                                    ARTICLE 7

                                   COMMON AREA

        7.1.    CONTROL OF COMMON AREA.

                (a) As used in this Lease, the term "Common Area" shall mean that part of the interior and exterior portions of the Property designated by Landlord for the common use of all tenants, which includes parking area, sidewalks, landscaping, curbs, driveways, delivery passages, loading areas, private streets and alleys, lighting facilities, drinking fountains, meeting rooms, public toilets and the like. Landlord grants Tenant a nonexclusive license for the Term, to use in common with the invitees of Landlord and Tenant and such other persons as Landlord and Tenant shall designate, the Common Area, subject to the terms and conditions of this Lease and to the Rules and Regulations.

                (b) Landlord reserves the right, at any time and from time to time, without incurring any liability to Tenant therefor, to change the arrangement, dimensions and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, parking areas or other parts of the Common Area. In such event, Landlord shall repair any physical damage caused to the Demised Premises.

                (c) Landlord reserves the right, at any time and from time to time, to use portions of the Common Areas for art and other displays, promotional events and other uses not inconsistent with the character of the Building, provided that such displays, events and uses do not have a material, adverse impact on Tenant's use of the Demised Premises or Tenant's conduct of business therefrom.

        7.2. PARKING. Tenant and Tenant's employees, contractors, agents, representatives and invitees shall not use more than Tenant's proportionate share of the parking spaces in the parking areas made available to the Building by Landlord, which proportionate share shall be 4 spaces per 1,000 rentable square feet of the Demised Premises, being 25 spaces. Tenant and Tenant's employees, contractors, agents, representatives and invitees shall have the non-exclusive right to use said spaces at no additional cost or expense. Tenant covenants and agrees to fully cooperate with Landlord in the enforcement of any program of rules and regulations designed for the orderly control and operation of the parking areas.

                                    ARTICLE 8

                    REPAIRS, ALTERATIONS AND MECHANICS' LIENS

        8.1.   REPAIRS.

                (a) Landlord shall make all necessary repairs to keep the roof, exterior walls, foundation and structural frame of the Building, the common Building systems, fixtures and equipment (such as elevators, common Building heating, ventilating and air-conditioning systems, and common Building telecommunications, electrical and plumbing systems, provided, however, that Landlord shall have no responsibility for any such equipment owned or maintained by tenants or other third parties or any damage to such systems caused by tenants or other third parties) and the Common Area in good order and repair, excluding, however, all repairs which Tenant is obligated to make or pay for pursuant to this
        Section 8.1 and all repairs which any other tenant of the Building is required to make pursuant to the terms of such tenant's lease. Tenant shall give Landlord prompt notice of any defective condition in any plumbing, heating system or electrical lines located in, servicing or passing through the Demised Premises and following such notice, Landlord shall use commercially reasonable efforts where practicable to initiate all repairs promptly and to remedy the condition with due diligence, subject to unavoidable delay, but at the expense of Tenant if repairs are necessitated by any act attributable to Tenant, Tenant's servants, agents, employees, invitees or licensees; provided, however, that no liability of Landlord to Tenant shall accrue hereunder unless and until Tenant has given notice to Landlord of the specific repair to be made.

                (b) Tenant, at its sole cost and expense, shall take good care of the Demised Premises, (excluding all Building equipment, HVAC and other Building systems located therein which shall be repaired, maintained and replaced by Landlord), including interior plate glass, floors, windows and doors, and Tenant's property and fixtures. All repairs made by or on behalf of Tenant shall be made and performed in accordance with the provisions of Section 8.2 and shall be at least equal in quality and design to the original construction of the Demised Premises and the Building. If Tenant fails to proceed with due diligence to make repairs required to be made by Tenant, and such failure shall continue for 10 days after notice from Landlord, the same may be made by Landlord at the expense of Tenant and the amount so incurred by Landlord shall be paid to Landlord by Tenant immediately upon submission of a bill or statement therefor by Landlord.

        8.2. ALTERATIONS. Tenant shall not make any alterations, additions or improvements (collectively, "Alterations") in or to the Demised Premises without Landlord's prior written consent, such consent not to be unreasonably withheld, conditioned or delayed. Tenant shall only utilize contractors approved by Landlord. Tenant shall, before making any Alterations, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Landlord, and Tenant agrees to carry, and to cause Tenant's contractors and sub-contractors to carry such workmen's compensation, general liability, personal and property damage insurance as Landlord may reasonably require. Upon completion of any Alterations, Tenant shall deliver to Landlord one set of "as-built" plans and specifications therefor. All fixtures and all paneling, partitions, railing and like Alterations, installed in the Demised Premises, either by Tenant or by Landlord on Tenant's behalf, shall become the property of Landlord and shall remain upon and be surrendered with the Demised Premises upon the expiration or earlier termination of the Lease, unless Landlord, by notice to Tenant given no later than 30 days prior to the Expiration Date of this Lease (or within 30 days after the earlier termination hereof), elects to have them removed by Tenant, in which event, the same (excluding Landlord's Work and other Alterations in connection with Tenant's initial occupancy of the Demised Premises, except with respect to those Alterations which Landlord requires to be removed as provided in Landlord's consent to such Alterations) shall be removed from the Demised Premises by Tenant. Nothing in this section shall be construed to give Landlord title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such equipment and fixtures from the Demised Premises or upon removal of other installations as may be required by Landlord, Tenant shall immediately and at its expense, repair and restore the Demised Premises to the condition existing prior to installation (subject to ordinary wear and tear) and repair any damage to the Demised Premises or the Property due to such removal. All property that was permitted or required to be removed by Tenant at the end of the Term but which remains in the Demised Premises for 10 days after Tenant vacates the Demised Premises shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or may be removed from the Demised Premises by Landlord at Tenant's expense.

        8.3. MECHANICS' LIENS. Tenant shall (a) pay before delinquency all costs and expenses of work done or caused to be done by Tenant in the Demised Premises; (b) keep the title to the Property and every part thereof free and clear of any lien or encumbrance in respect of such work; and (c) indemnify and hold harmless Landlord against any claim, loss, cost, demand (including reasonable legal fees), whether in respect of liens or otherwise, arising out of the supply of material, services or labor for such work, unless such work is performed by Landlord, its agents, employees or contractors. Tenant shall immediately notify Landlord of any lien, claim of lien or other action of which Tenant has or reasonably should have knowledge and which affects the title to the Property or any part thereof, and shall cause the same to be removed within 20 days (or such additional time as Landlord may consent to in writing). If Tenant shall fail to remove same within said time period, Landlord may take such action as Landlord deems necessary to remove the same and the entire cost thereof shall be immediately due and payable by Tenant to Landlord and such amount shall bear interest at the Default Rate. Nothing contained in this section or elsewhere in this Lease shall be deemed or construed in any way as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of a materialmen's, mechanics' or other lien against the Demised Premises or any other portion of the Property.

        8.4. INDEMNIFICATION. Without limitation of any other indemnification provisions contained in this Lease, Tenant hereby agrees to indemnify, protect, defend and hold harmless Landlord, and Landlord's agents, employees, contractors, officers, trustees, directors, shareholders, partners and principles (disclosed or undisclosed) from and against all claims, liabilities, losses, damages and expenses of whatever nature arising out of or in connection with any Alterations, including, without limitation, the cost of any repairs to the Demised Premises or Project necessitated by activities of Tenant or Tenant's contractors and bodily injury to persons.

                                    ARTICLE 9

                         UTILITIES AND BUILDING SERVICES

        9.1.    HEATING, VENTILATING AND AIR CONDITIONING.

                (a) Subject to limitations and restrictions imposed by federal, state and/or local authorities, Landlord shall furnish heating and air-conditioning to the Demised Premises during Normal Business Hours, when and to the extent, in Landlord's judgment, the same are necessary for the comfortable use and occupancy of the Demised Premises or when and if required by Applicable Law. Wherever heat generating machines or equipment are used in the Demised Premises which may affect the temperature which would otherwise be maintained by the Building air-conditioning system, Landlord reserves the right to install supplementary air-conditioning units for the Demised Premises at the expense of Tenant and the costs of operation and maintenance thereof shall be paid by Tenant to Landlord at rates reasonably determined by Landlord. Any air-conditioning units required for Tenant's computer systems shall be installed at the expense of Tenant and the costs of operation and maintenance of same shall be paid by Tenant to Landlord at rates reasonably determined by Landlord.

                (b) Tenant recognizes that, outside of Normal Business Hours, Tenant may require overtime HVAC services in order to render the Demised Premises comfortable and tenantable and that Tenant shall have no claim against Landlord for the condition of the Demised Premises outside of Normal Business Hours. As of the date of this Lease, the rate charged by Landlord for overtime HVAC services is $25.00 hour.

        9.2.    CLEANING SERVICE. Landlord shall provide cleaning services five
(5) days a week, holidays excepted, in accordance with the cleaning specifications set forth on Exhibit E hereto. Tenant shall not provide any cleaning services without Landlord's consent and then only at Tenant's sole responsibility and expense and by cleaning contractors or employees and in a manner at all times satisfactory to Landlord. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish to the extent that such refuse and rubbish removed by Landlord exceeds the refuse and rubbish normally attendant upon the use of the Demised Premises as offices.

        9.3. ELEVATOR SERVICE. Landlord shall furnish non-attended automatic elevator service during Normal Business Hours, including one (1) freight elevator which shall be available on a first come, first served basis. After Normal Business Hours, non-attended elevator service shall be available to Tenant, subject to Building rules and regulations and standard freight elevator charges for access after Normal Business Hours.

        9.4.    ELECTRICITY.

                (a) Landlord shall, during Normal Business Hours only, supply electricity to the Demised Premises for normal office lighting and business machines which operate on standard 110 voltage and do not require special or additional air conditioning. Tenant's use of electricity in the Demised Premises shall be for the operation of Building standard lighting, electrical fixtures, personal computers and other office machines and lamps (expressly excluding high electrical consumption business machines and space heaters)


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        and shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises.

                (b) Tenant agrees to pay to Landlord, as Additional Rent, Landlord's reasonable charges for electricity and other energy consumed by Tenant (i) during hours other than Normal Business Hours (A) for normal office lighting and business machines and (B) for heating and air conditioning, and (ii) for business machines other than as permitted by
        Section 9.4(a) hereof. Such electrical and other energy Additional Rent shall be payable monthly together with payments of Monthly Fixed Rent. In the event that the rates to be charged by Landlord to Tenant for the electricity and other energy cannot be mutually agreed upon, Landlord shall have the right to install meters at Tenant's expense, to measure the consumption of electricity and other energy during hours other than Normal Business Hours; provided that until such agreement or implementation of separate meters, Tenant shall pay Landlord's charges at Landlord's rates.

                (c) Tenant shall not, without Landlord's prior written consent in each instance, connect any additional fixtures, appliances or equipment (other than normal office electrical fixtures, lamps, personal computers and similar office machines) to the Building's electric distribution system or make any alterations or additions to the electric system of the Demised Premises existing at the commencement of the Term. If Landlord grants such consent, unless paid for by the service provider with no charge to Landlord, the cost of all additional risers and other equipment required therefor shall be paid as Additional Rent by Tenant to Landlord upon demand. Furthermore, Tenant shall, at Landlord's option, pay on demand as Additional Rent to Landlord, the cost of any electric current or other energy for the operation of heavy reproduction equipment, computer equipment or other equipment requiring more electrical current or energy than is necessary for normal business office use as determined by Landlord. If Tenant shall require additional electricity and such electricity is available to the Demised Premises and for the Building, Landlord may either (i) at Tenant's expense, install a meter in the Demised Premises and cause the Demised Premises to be connected directly with the lines of the public utility company supplying electricity to the Building and thereafter Tenant shall pay all the charges of such company for furnishing electrical current; or
        (ii) measure the current supplied to Tenant by a meter installed in the Demised Premises, in which case Tenant shall pay to Landlord monthly as Additional Rent the sums which Tenant would be required to pay to the public utility company serving the Building if Landlord had connected Tenant to the lines of such public utility company.

                (d) Landlord, at Tenant's expense, shall purchase and install all light bulbs, fluorescent and other lighting tubes, ballasts and any incandescent lamps used in Building-standard lighting fixtures installed by Landlord in the Demised Premises upon notification from Tenant that such installation is required. Tenant shall use only such electrical lighting fixtures and lamps as may be approved by Landlord. Tenant shall replace, as necessary, all bulbs and fluorescent tubes in non-Building-standard lighting fixtures, if any, installed in the Demised Premises. If Tenant shall fail to make any such replacement within five (5) days after written notice from Landlord, Landlord may make such replacement and charge the cost of labor and materials involved therein to Tenant as additional rent.


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                (e)     Notwithstanding anything herein to the contrary,
        Landlord may at its option install meters in the Demised Premises and take such other steps as it may consider desirable in assisting Landlord in determining Tenant's consumption of electricity. Tenant shall pay the costs of installing and maintaining such meters.

        9.5.    TELECOMMUNICATIONS.

                (a) All telephone, video and other telecommunications connections which Tenant may desire shall be first reasonably approved by Landlord in writing before the same are installed (such approval not to be unreasonably withheld, conditioned or delayed), and the location of all wires and the work in connection therewith shall be performed by contractors reasonably approved by Landlord and shall be subject to the direction of Landlord, such approval not to be unreasonably withheld, conditioned or delayed. Landlord reserves the right reasonably to designate and control the entity or entities providing telephone or other communication cable installation, repair and maintenance in the Building and to restrict and control access to telephone cabinets. In the event Landlord designates a particular vendor or vendors to provide such cable installation, repair and maintenance for the Building, Tenant agrees to abide by and participate in such program. Notwithstanding anything contained herein to the contrary, the refusal of Landlord to grant its approval to any prospective provider in accordance with the terms hereof shall not be deemed a default or breach by Landlord of its obligations under this Lease, provided that such refusal is not unreasonably withheld, conditioned or delayed. The provisions herein are solely for the benefit of Tenant and are not for the benefit of any other party and specifically, but without limitation, no telephone or other telecommunications services provider shall be deemed a third party beneficiary of this Lease.

                (b) Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone cables and related wiring in the Demised Premises, including, without limitation, any hook-up, access and maintenance fees related to the installation of such wires and cables in the Demised Premises and the commencement of service therein, and the maintenance thereafter of such wire and cables; and there shall be included in Expenses for the Building all installation, hook-up or maintenance costs incurred by Landlord in connection with telephone cables and related wiring in the Building which are not allocable to any individual users of such service but are allocable to the Building generally. If Tenant fails to maintain all telephone cables and related wiring in the Demised Premises and such failure affects or interferes with the operation or maintenance of any other telephone cables or related wiring in the Building, and if Tenant does not cure such failure promptly after written notice from Landlord, then Landlord or any vendor hired by Landlord may enter into and upon the Demised Premises forthwith and perform such repairs, restorations or alterations as Landlord deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord's reasonable costs in connection therewith and Landlord shall have no liability to Tenant by reason thereof).

                (c) Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of Tenant's employees, agents customers or invitees or


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        anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telephone service to the Demised Premises and the Building.

                (d) Landlord shall have the right, upon reasonable prior notice to Tenant, to interrupt or turn off such connections and services in the event of emergency or as necessary in connection with maintenance, repairs or construction at the Building or installation of equipment for other tenants of the Building or on account of violation by the Tenant's provider or owner of the equipment of any obligation to Landlord or in the event that Tenant's use of the telecommunications infrastructure of the Building materially interferes with the telecommunications services of other tenants of the Building. Tenant shall not utilize any wireless telecommunications services equipment (other than usual and customary cellular telephones), including antennae and satellite dishes, within the Demised Premises, within the Building or attached to the outside walls or roof of the Building, without Landlord's prior written consent, which consent shall not be reasonably withheld, conditioned or delayed. In the event that any telephone, video or other telecommunication equipment of any type installed by or at the request of Tenant within the Demised Premises, on the roof, or elsewhere within or on the Building causes interference to equipment previously installed and then in use by another party, Tenant shall cease using such equipment until the source of the interference is identified and eliminated and Tenant shall assume all liability related to such interference. Tenant shall cooperate with Landlord and other parties, to eliminate such interference promptly. In the event that Tenant is unable to do so, Tenant will substitute alternative equipment which remedies the situation. If such interference persists, Tenant shall, at Landlord's sole discretion, remove such equipment.

                (e) Upon the Expiration Date, Tenant agrees to remove all telephone cables and related wiring installed by Tenant for and during Tenant's occupancy, unless Landlord provides written notice to Tenant at least thirty (30) days prior to the Expiration Date that Landlord will not require Tenant to remove such telephone cables and related wiring.

        9.6. INTERRUPTION OF SERVICES. Landlord does not covenant that Building services will be free from interruptions caused by repairs, improvements, changes of service, alterations, strikes, lockouts, labor controversies, accidents, inability to obtain fuel, water or supplies, actions of other tenants, licensees or other occupants of the Building or other third parties or any other cause beyond the reasonable control of Landlord. No such interruption of service shall be deemed a constructive eviction or disturbance of Tenant's use and possession of the Demised Premises or any part thereof, or otherwise render Landlord liable to Tenant for damages, by abatement of rent or otherwise, or otherwise relieve Tenant from performance of Tenant's obligations under this Lease. Tenant hereby waives and releases all claims against Landlord for damages for interruption or stoppage of Building services. In the event of any such interruption or stoppage of Building services, Landlord shall use commercially reasonable efforts to have such services promptly resumed. Landlord shall be deemed to have observed and performed the terms and conditions to be performed by Landlord under this Lease, including those relating to


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the provision of utilities and services, if in so doing it acts in accordance with a directive, policy or request of a governmental or quasi-governmental authority serving the public interest in the fields of energy conservation or security. Notwithstanding the foregoing, in the event any such interruption in services to be provided by Landlord under this Article 9 is caused by the negligence or willful misconduct of Landlord, and if such interruption causes the Demised Premises to be untenantable, and as a result thereof Tenant in fact ceases to use the Demised Premises for a period in excess of five (5) consecutive days, then commencing on the sixth (6th) consecutive day of such untenantability and non-use, Fixed Rent and Additional Rent payable by Tenant shall be abated until the earliest to occur of (a) the date such interruption is remedied, (b) the date the Demised Premises are again tenantable or (c) the date Tenant resumes use of the Demised Premises, or applicable portion thereof. Notwithstanding the foregoing, however, in the event Tenant is entitled to recover Fixed Rent or Additional Rent, or both, for such period of untenantability from Tenant's business interruption insurance or otherwise, then Tenant shall not be entitled to such abatement, it being the intent and agreement of Tenant to first proceed against its insurance carrier for any such loss of use.

        9.7. OVERTIME SERVICES. In the event Tenant requires any utilities or services during periods other than as provided in this Article and provided that Tenant shall have given Landlord notice no later than 2:00 P.M. of the last business day prior to Tenant's need for such services, Landlord shall provide Tenant with such services and Tenant shall pay Landlord, as Additional Rent, Landlord's then existing, reasonable charges in respect thereto.

                                   ARTICLE 10

                            PROPERTY AND OTHER TAXES

        10.1. TENANT'S PROPERTY. In addition to the Rent and other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord, upon demand, for any and all taxes payable by Landlord whether or not now customary or within the contemplation of the parties hereto, levied, assessed or imposed: (1) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Demised Premises or any portion thereof; (2) upon the measured value of Tenant's personal property owned, installed, used or located in the Demised Premises, it being the intention of Landlord and Tenant that, to the extent possible, such personal property taxes shall be billed to and paid directly by Tenant; (3) upon the leasehold interest or any right of occupancy of Tenant in the Demised Premises; or (4) upon this transaction. Any reimbursement referred to above shall be collectible by Landlord as Additional Rent hereunder.


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        10.2.   INCREASED VALUE OF IMPROVEMENTS. If the tenant improvements in the Demised Premises, whether installed or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord's "Building Standard" in other space in the Building are assessed, then the real property taxes and assessment levied against Landlord, or against the Building or any portion thereof, by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 10.1 above. If the records of the tax assessor having jurisdiction over the Building are available and sufficiently detailed to serve as a basis for determining whether such tenant improvements are assessed at a higher valuation than Landlord's "Building Standard," such records shall be binding on both Landlord and Tenant; otherwise, the actual cost of construction shall be the basis for such determination.

                                   ARTICLE 11

                             INSURANCE AND INDEMNITY

        11.1. TENANT'S INSURANCE. At all times Tenant shall keep in full force and effect a policy of comprehensive public liability and property damage insurance with respect to the Demised Premises, in such limits as may be reasonably required from time to time by Landlord. The limits of public liability insurance on the Commencement Date shall be not less than $3,000,000 for death or injury to any number of persons or for property damage, for each occurrence. In no event shall the limits of any coverage maintained by Tenant pursuant to this Section 11.1 be considered as limiting Tenant's liability under this Lease. These policies shall name Landlord, any person, firms or corporations (including, without being limited to, any mortgagee or lessor of Landlord) designated by Landlord and Tenant as insureds, shall include blanket contractual liability coverage which insures contractual liability under the indemnifications set forth in Section 11.2 hereof and shall contain a clause that the insurer will not cancel or change the insurance without first giving Landlord 30 days prior written notice. The insurance shall be written by an insurance company, licensed and qualified to do business in the State in which the Property is located, which is reasonably acceptable to Landlord. An original copy of the policy or a certificate of insurance shall be delivered to Landlord upon the execution and delivery of this Lease and replacement certificates shall be delivered not less than ten (10) days prior to the expiration of any then existing coverage. The insurance which Tenant is required to maintain in force and effect under this Section 11.1 shall be primary insurance as respects Landlord (and any other additional insureds designated by Landlord) and not excess over or contributory with any other available insurance. Certificates of insurance evidencing the liability insurance coverage required under this
Section 11.1 shall contain an endorsement to such effect. In addition, at all times during the Term hereof, Tenant shall procure and maintain Worker's Compensation Insurance in accordance with the laws of the State in which the Property is located.


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        11.2.   INDEMNITY AND NON-LIABILITY.

                (a) Neither Landlord nor Landlord's agents (including, without being limited, to the Managing Agent), employees, contractors, officers, trustees, directors, shareholders, partners or principals (disclosed or undisclosed) shall be liable to Tenant or Tenant's agents, employees, contractors, invitees or licensees or any other occupant of the Demised Premises, and Tenant shall save Landlord, its successors and assigns and their respective agents, employees, contractors, officers, trustees, directors, shareholders, partners and principals (disclosed or undisclosed) harmless from any loss, cost, liability, claim, damage, expense (including reasonable attorneys' fees and disbursements), penalty or fine incurred in connection with or arising from any injury to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any of Tenant's property or of the property of any other person, irrespective of the cause of such injury, damage or loss (including the acts or negligence of any tenant or of any owners or occupants of adjacent or neighborhood property or caused by operations in construction of any private, public or quasi-public work) unless due to the gross negligence or willful misconduct of Landlord or Landlord's agents or employees. However, even if such loss or damage is caused by the gross negligence or willful misconduct of Landlord, its agents or employees, Tenant waives, to the full extent permitted by law, any claim for consequential damages in connection therewith. To the extent of Tenant's insurance coverage, Landlord, and its agents and employees, shall not be liable, for any loss or damage to any person or property due to the gross negligence of Landlord, its agents or employees.

                (b) Neither any (1) performance by Landlord, Tenant or others of any repairs, improvements, alterations, additions, installations, substitutions, betterments or decorations in or to the Property or the Building, the Building equipment and systems, the Common Areas or the Demised Premises, (2) failure of Landlord or others to make any such repairs or improvements, (3) damage to the Property or the Building, the Building equipment and systems, the Common Areas, the Demised Premises or Tenant's property, (4) injury to any persons, caused by other tenants or persons in the Building, or by operations in the construction of any private, public, or quasi-public work, or by any other cause, (5) latent defect in the Building, the Building equipment and systems, the Common Areas or the Demised Premises, nor (6) inconvenience or annoyance to Tenant or injury to or interruption of Tenant's business by reason of any of the events or occurrences referred to in the foregoing subdivisions (1) through (5) shall impose any liability on Landlord to Tenant, other than, subject to Section 24.10 hereof, such liability as may be imposed upon Landlord by law for Landlord's gross negligence or the gross negligence of Landlord's agents or employees in the operation or maintenance of the Building, the Building equipment and systems or the Common Areas or for the breach by Landlord of any express covenant of this Lease on Landlord's part to be performed. No representation, guaranty or warranty is made or assurance given that the communications or security systems, devices or procedures of the Building will be effective to prevent injury to Tenant or any other person or damage to, or loss (by theft or otherwise) of, any of Tenant's property or of the property of any other person, and Landlord reserves the right to discontinue or modify at any time such communications or security systems or procedures without liability to Tenant.


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                (c)     Tenant hereby indemnifies and holds harmless Landlord
        and Landlord's agents, employees, contractors, officers, trustees, directors, shareholders, partners or principals (disclosed or undisclosed) from any loss, cost, liability, claim, damage, expense (including reasonable attorneys' fees and disbursements), penalty or fine incurred in connection with or arising from (1) any default by Tenant in the performance of any of the terms of this Lease on Tenant's part to be performed, or (2) the use or occupancy or manner of use or occupancy of the Demised Premises by Tenant or any person claiming under Tenant, or (3) any acts, omissions or negligence of Tenant or any such person, or the contractors, agents, employees, invitees, licensees, assignees or sublessees of Tenant or any such person, or (4) any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring in or about the Demised Premises. Tenant's obligations under this Section 11.2 shall survive the expiration or earlier termination of this Lease.

                (d) Tenant shall pay to Landlord as Additional Rent, within 15 days after submission by Landlord to Tenant of bills or statements therefor, sums equal to all losses, costs, liabilities, claims, damages, fines, penalties and expenses referred to in this Section 11.2.

        11.3.   WAIVER OF SUBROGATION.

                (a) Landlord and Tenant shall each endeavor to procure an appropriate clause in, or endorsement to, each of its policies for fire and extended coverage insurance, pursuant to which the insurance company waives subrogation or consents to waiver of its right of recovery against the other party, which, in the case of Tenant, shall be deemed to include any subtenant in the Demised Premises, and having obtained such clause or endorsement of waiver of subrogation or consent to a waiver of the right of recovery, such party hereby agrees that it will not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others covered by such fire or extended coverage insurance; provided, however, that the release, discharge and covenant not to sue herein contained shall be limited by the terms and provisions of the waiver of subrogation clause or endorsement, or the clause or endorsement consenting to a waiver of right of recovery, and shall be co-extensive therewith.

                (b) If either party hereto shall not be able to obtain such clause or endorsement on a particular policy or if the inclusion of such clause or endorsement would result in an increase in premium, then that party shall so notify the other party hereto at least 15 days prior to the date the policy is to take effect. The other party shall be obligated to pay the amount of any increase in premium resulting from the inclusion of such clause or endorsement, unless such other party notifies the party obtaining the insurance, within twenty (20) days following notice of the amount of such increase, that such other party declines to pay such increase, in which event the party obtaining the insurance may omit such clause or endorsement. If a party shall fail to give notice either of inability to obtain such clause or endorsement or notice of an increase in premium, then that party shall be deemed to have waived its right of recovery from the other party with respect to any loss or damage insured against by the policy with respect to which notice was not given as provided above.


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                                   ARTICLE 12

                               DAMAGE BY CASUALTY

        12.1. NOTICE. Tenant shall give immediate written notice to Landlord of any damage caused to the Demised Premises by fire or other casualty.

        12.2.   RESTORATION OF IMPROVEMENTS.

                (a) In the event the Demised Premises are damaged by fire or other casualty, Landlord shall, unless this Lease is terminated as hereinafter provided, proceed with reasonable diligence and at its sole cost and expense to repair the Demised Premises, but only to the extent of available insurance proceeds. Tenant shall promptly, at its sole cost and expense, remove such of its furniture and other belongings from the Demised Premises as Landlord shall require in order to repair and restore the Demised Premises. Until any such repairs to the Demised Premises are completed, the Fixed Rent shall be abated in proportion to the part of the Demised Premises, if any, that is unusable by Tenant in the conduct of its business. If the fire or other casualty is due to the negligence or willful misconduct of Tenant, its agents, employees, contractors or invitees, there shall be no abatement of Fixed Rent, and Tenant shall be liable to Landlord for the amount by which the cost of such repairs exceeds the insurance proceeds received by Landlord.

                (b) If (1) the Demised Premises shall be (i) totally destroyed or substantially damaged, or (ii) partially destroyed or damaged by a casualty not sufficiently, in Landlord's sole judgment, covered by insurance or, even if covered by insurance, which, in Landlord's sole judgment, cannot be restored to tenantable condition within 180 days after the casualty, or (2) the Building shall be destroyed to the extent of one-quarter or more of its then value or so damaged that, in Landlord's sole judgment, substantial alteration, demolition or reconstruction of the Building shall be required, whether or not covered by Landlord's insurance, then in either such event Landlord may elect to proceed to rebuild and repair the Demised Premises or to terminate this Lease, effective upon giving notice of such election to Tenant within 30 days after the occurrence of such casualty. Landlord's obligation to rebuild and repair under this Section shall in any event be limited to restoring the Building and the Demised Premises to substantially the condition in which they existed prior to the casualty (in no event shall Landlord be required to repair any of Tenant's leasehold improvements, fixtures, equipment, furniture, furnishings and personal property or any improvements, fixtures, equipment, furniture, furnishing and personal property of any third party provider of Tenant, such as Tenant's telecommunications provider) and then only to the extent that insurance proceeds shall be sufficient to pay for such restoration. Tenant agrees that, promptly after the completion of such work by Landlord, it will proceed with reasonable diligence and at its sole cost and expense to rebuild, repair and restore its fixtures, equipment and other installations.

                (c) Tenant shall have no right to terminate this Lease in the event of the damage or destruction of the Demised Premises other than as set forth in this Section and hereby waives the provisions of any Applicable Law granting Tenant such right.


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        12.3.   DAMAGE DURING LAST YEAR OF LEASE TERM. Without limiting
Landlord's rights under Section 12.2, in the event the Building or Demised Premises shall, in Landlord's reasonable judgment, be substantially damaged during the last year of the term of this Lease, Landlord may elect either to rebuild or repair the Demised Premises or to terminate this Lease effective upon giving notice of such election, in writing, to Tenant within thirty (30) days after the happening of the fire or other casualty.

                                   ARTICLE 13

                                 EMINENT DOMAIN

        13.1. TAKING OF DEMISED PREMISES. If during the Term all of the Demised Premises shall be taken for any public or quasi-public use under any statute or by right of eminent domain, or sale-in-lieu of such taking, this Lease shall automatically terminate on the date on which the condemning authority takes possession of the Demised Premises (hereinafter called the "Date of Taking"). If so much of the Demised Premises (but less than all) is taken as shall render the Demised Premises untenantable in Landlord's reasonable judgment, Tenant and Landlord shall each have the right to terminate this Lease by giving written notice to the other party of termination within 30 days after the Date of Taking.

        13.2.   PARTIAL OR TEMPORARY TAKING OF BUILDING.

                (a) If during the Term, a portion of the Property shall be taken for any public or quasi-public use under any statute or by right of eminent domain, or sale-in-lieu of such taking, then (1) if in the reasonable opinion of Landlord substantial alteration or reconstruction of the Property is necessary as a result thereof, whether or not the Demised Premises are or may be affected; (2) if one-quarter or more of the value, in Landlord's sole judgment, of the Property is included in such taking or sale; or (3) if such portion of the Common Areas, including any parking areas or driveways, shall be taken as, in Landlord's sole judgment, to materially interfere or prevent access to the Building or reduce the value of Property by more than one-quarter; then, Landlord shall have the right to terminate this Lease by giving to Tenant at least 30 days' written notice thereof.

                (b) If during the Term, the Building or the Common Areas, or any portion thereof, shall be taken as set out in subsection (a) above for a period of less than one (1) year, this Lease shall remain in full force and effect subject to Section 13.5 hereof. If such a taking shall be for a period of one (1) year or more, then the provisions of Section
        13.1 and Section 13.2(a), as the case may be, shall be applicable.

        13.3. TERMINATION. If either party exercises its rights of termination under Section 13.1 or 13.2 (and any such right must be exercised within 30 days after the Date of Taking, failing which such right shall be deemed waived), this Lease shall terminate on the date stated in the notice, provided, however, that no termination pursuant to notice hereunder may occur later than 60 days after the Date of Taking.

        13.4. SURRENDER. On the date of any termination under Section 13.1 or 13.2, Tenant shall immediately surrender to Landlord the Demised Premises and all interests therein under this Lease and Tenant shall pay Landlord Rent through the date of termination (or through the

Date of Taking if such date shall not be the same as the date of termination). Landlord may re-enter and take possession of the Demised Premises and remove Tenant therefrom.

        13.5. RENT ADJUSTMENT FOR PARTIAL TAKING OF DEMISED PREMISES. If any portion of the Demised Premises (but less than the whole thereof) is so taken, and no rights of termination herein conferred are timely exercised, the Term shall expire (or, in respect of a taking pursuant to Section 13.2(b) hereof, have no force and effect for the period of such temporary taking) with respect to the portion so taken on (or from) the Date of Taking. In such event, the Rent thereafter payable under this Lease shall be adjusted pro rata by Landlord in order to account for the resulting reduction (either temporarily or permanently) in the number of rentable square feet in the Demised Premises.

        13.6. AWARDS. Upon any taking or sale described in this Article, Landlord shall be entitled to receive and retain the entire award or consideration for the affected lands and improvements, and Tenant shall not have nor advance any claim against Landlord or anyone else for the value of its property or its leasehold estate under this Lease, or for the costs or removal or relocation, or business interruption expense or any other damages arising out of such taking or purchase. Nothing herein shall give Landlord any interest in or preclude Tenant from seeking and recovering on its own account a separate award from the condemning authority attributable to the taking or purchase of Tenant's trade fixtures, or the removal or relocation of its business and effects, or the interruption of its business provided that Landlord's award is not diminished thereby. If any such award made or compensation paid to either party specifically includes an award or amount for the other, the party first receiving the same shall promptly account therefor to the other.

                                   ARTICLE 14

                           RIGHTS RESERVED TO LANDLORD

        14.1. ACCESS TO DEMISED PREMISES. Landlord and Landlord's agents shall have the right (but shall not be obligated) to enter the Demised Premises in any emergency at any time, and to perform any acts related to the safety, protection or preservation thereof or of the Building. At other reasonable times, and upon reasonable notice, Landlord may enter the Demised Premises (1) to examine and make such repairs, replacements and improvements as Landlord may deem necessary or reasonably desirable to the Demised Premises or to any other portion of the Building, (2) for the purpose of complying with laws, regulations and other requirements of governmental authorities or the provisions of this Lease, (3) for the purpose of posting notices of nonresponsibility, or (4) for the purposes of showing the same to prospective purchasers or mortgagees of the Building, and during the last 12 months of the Term for the purpose of showing the same to prospective tenants. Tenant shall permit Landlord to use and maintain and replace unexposed pipes and conduits in and through the Demised Premises and to erect new unexposed pipes and conduits therein. Landlord may, during the progress of any work in the Demised Premises, take all necessary materials and equipment into the Demised Premises and close or temporarily suspend operation of entrances, doors, corridors, elevators or other facilities without such interference constituting an eviction. Tenant shall not be entitled to any damages by reason of loss or interruption of business or otherwise during such periods. During such periods Landlord shall use reasonable efforts to minimize any interference with Tenant's use of the Demised Premises. If Tenant is not present to open and permit an entry into the Demised Premises, Landlord or Landlord's agents may enter the same whenever such entry may be necessary or permissible by master key or otherwise, provided reasonable care is exercised to safeguard Tenant's property. Such entry shall not render Landlord or its agents liable therefor, nor in such event shall the obligations of Tenant hereunder be affected. If during the last month of the Term Tenant shall have removed all of Tenant's property therefrom, Landlord may immediately enter, alter, renovate or redecorate the Demised Premises without limitation or abatement of Rent or without incurring liability to Tenant for any compensation, and such act shall have no effect on this Lease or Tenant's obligations hereunder.

        14.2. ADDITIONAL RIGHTS. Landlord shall have the following additional rights exercisable without notice (except as provided below) and without liability to Tenant for damage or injury to property, person or business, all claims for damage being hereby released, and without effecting an eviction or disturbance of Tenant's use or possession or giving rise to any claim for setoffs, or abatement of Rent:

                (a) To change the name, number or designation by which the Building may be known;

                (b) To make such changes in or to the Building, including the building equipment and systems, as Landlord may deem necessary or desirable, provided that any such change does not deprive Tenant of a reasonable means of access to the Demised Premises or unreasonably interfere with the use of the Demised Premises;

                (c) To grant to anyone the exclusive right to conduct any business or render any services (including, without being limited to, the right to designate all suppliers or persons furnishing sign painting and lettering, beverages, foods, towels, vending machines or toilet supplies used or consumed on the Demised Premises) in the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted by Article 6;

                (d) To close the Building at any such reasonable times after Normal Business Hours as Landlord may determine, subject, however, to Tenant's right to admittance under such regulations as shall be prescribed from time to time by Landlord; and

                (e) To perform any act, obligation or other commitment required of or by Tenant which Tenant has not performed for any reason whatsoever (including, without being limited to, obtaining insurance coverage), and to charge Tenant as Additional Rent all reasonable costs and expenses incurred by Landlord for such performance, together with interest thereon at the Default Rate from the dates of Landlord's expenditures until paid.

                                   ARTICLE 15

                            ASSIGNMENT AND SUBLETTING

        15.1.   CONSENT REQUIRED.

                (a) Tenant shall not, voluntarily or involuntarily, by operation of law or otherwise: (i) assign, mortgage, pledge, encumber or in any manner transfer this Lease in whole or in part, or (ii) sublet all or any part of the Demised Premises, or allow any other person to occupy all or any part thereof, without the prior written consent of Landlord in each instance, and any attempt to do any of such acts without such consent shall be null and void and of no effect. Along with Tenant's request, Tenant shall pay Landlord One Thousand and No/100 Dollars ($1,000.00) to cover Landlord's expenses in reviewing said request. Subject to Section 15.1(e) of this Lease, a transfer of control of Tenant, including, without being limited to, a transfer of stock or partnership interest or the merger, consolidation, sale of all or substantially all of the other assets of Tenant or other corporate or other reorganization of Tenant (whether or not Tenant shall be the surviving entity), shall be deemed an assignment under this Lease and shall be subject to all the provisions of this Article, including the requirement of obtaining Landlord's prior consent. The consent by Landlord to any assignment, mortgage, pledge, encumbrance, transfer or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment, mortgage, pledge, encumbrance, transfer or subletting.

                (b) If this Lease be assigned, or if the Demised Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may collect Rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained.

                (c) Notwithstanding any assignment, mortgage, pledge, encumbrance, transfer or sublease of this Lease, Tenant shall remain fully liable for the performance of all of the terms, covenants, obligations and conditions of this Lease and shall not be released therefrom.

                (d)     Intentionally Deleted.

                (e)     Anything contained in the foregoing provisions of this
        Article 15 to the contrary notwithstanding, (1) the consent of the Landlord need not be obtained if the assignment or sublease is to a Tenant Affiliate (as hereinafter defined), and (2) any initial public offering of Tenant's stock on the New York Stock exchange or in the Nasdaq Stock Market, Inc. over the counter market, provided that the net worth after such transaction is not less than the net worth of Tenant as of the date hereof, shall not be deemed a transfer of control of Tenant or an assignment or sublease under this Lease, and Landlord's prior consent shall not be required therefor. As used herein, a "Tenant Affiliate" shall mean (a) the company which wholly owns Tenant, (b) any company which is wholly owned by the company which wholly owns Tenant, and (c) any entity into which Tenant may merge or consolidate or which acquires all or substantially all of the stock or assets of Tenant. In the event of any such subletting or assignment to a Tenant Affiliate, Tenant shall remain responsible for all of the Tenant's obligations under this Lease, including the payment of Rent.

                                   ARTICLE 16

                                   BANKRUPTCY

        16.1. BANKRUPTCY. If at any time after the execution and delivery of this Lease, there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee or conservator of all or a portion of Tenant's property, or if Tenant makes an assignment for the benefit of creditors, this Lease, (a) if such event shall occur prior to the later of the Commencement Date or the date that Landlord's Work, if any, is completed, shall ipso facto be cancelled and terminated, or (c) if such event shall occur on or after the Commencement Date, at the option of Landlord to be exercised within 60 days after notice of the happening of any one or more of such events, may be cancelled and terminated, and in any such event of termination neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Demised Premises but shall forthwith quit and surrender the Demised Premises, and Landlord, in addition to the other rights and remedies granted by virtue of any other provision in this Lease or by virtue of any statute or rule of law, may retain as damages any Rent, Security Deposit, or moneys received by it from Tenant or others on behalf of Tenant.

        16.2. MEASURE OF DAMAGES. In the event of the termination of this Lease pursuant to Section 16.1 above, Landlord shall be entitled to the same rights and remedies as set forth in Article 17.

        16.3.   ADEQUATE ASSURANCE.

                (a) If Tenant or a trustee elects to assume this Lease subsequent to the filing of a petition under the Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed agree as follows: (i) to cure each and every existing breach by Tenant within not more than ninety (90) days of assumption of this Lease; and (ii) to compensate Landlord for any actual pecuniary loss resulting from any existing breach, including without limitation, Landlord's reasonable costs, expenses and attorneys' fees incurred as a result of the breach, as determined by a court of competent jurisdiction, within ninety (90) days of assumption of this Lease; and
        (iii) in the event of an existing breach, to provide adequate assurance of Tenant's future performance, including without limitation (A) the deposit of an additional sum equal to three months' Rent to be held (without any allowance for interest thereon) to secure Tenant's obligations under the Lease; and (B) the production to Landlord of written documentation establishing that Tenant has sufficient present and anticipated financial ability to perform each and every obligation of Tenant under this Lease; and (C) assurances, in form reasonably acceptable to Landlord, as may be required under any applicable provision of the Bankruptcy Code; and (iv) the assumption will not breach any provision of this Lease; and (v) the assumption will be subject to all of the provisions of this Lease unless the prior written consent of Landlord is obtained.

                (b) If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment, setting forth (i) the name and address of such person, (ii) all the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such person's future performance under the Lease, including, without limitation, the assurances referred to in any applicable provision of the Bankruptcy Code, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease. The adequate assurance to be provided Landlord to assure the assignee's future performance under the Lease shall include without limitation: (A) the deposit of a sum equal to three months' Rent to be held (without any allowance for interest thereon) as security for performance hereunder; and (B) a written demonstration that the assignee meets all reasonable financial and other criteria of Landlord as did Tenant and its business at the time of execution of this Lease, including the production of the most recent audited financial statement of the assignee prepared by a certified public accountant; and (C) the assignee's use of the Demised Premises will be in compliance with the terms of this Lease; and (D) assurances, in form reasonably acceptable to Landlord, as to all matters identified in any applicable provision of the Bankruptcy Code.

                                   ARTICLE 17

                                     DEFAULT

        17.1. EVENTS OF DEFAULT. This Lease and the Term are subject to the limitation that:

                (a) whenever Tenant shall have failed to pay any installment of Rent, or any portion thereof when the same shall be due and payable, and Tenant shall have failed to pay same for a period of five (5) days after the due date of such payment, except that Landlord shall provide to Tenant written notice of such failure on the first occasion thereof occurring in any calendar year during the Term; or

                (b) whenever Tenant shall have failed to comply with, shall have violated or shall be in default in the performance of any other provision of this Lease and Tenant shall have failed to cure such default (except a default under Section 17.1(e), with respect to which there shall be no notice or grace) within 20 days after notice from Landlord of such noncompliance, violation or default (in the case of a default which cannot with due diligence be cured within a period of 20 days, Tenant shall have such additional time, but in no event to exceed 90 days in the aggregate, to cure same as may reasonably be necessary, provided Tenant commences curing such default within the 20 day period and proceeds promptly, effectively, continuously and with due diligence to cure such default after delivery of said notice); or

                (c) whenever Tenant shall vacate or abandon the Demised Premises; or

                (d) whenever Tenant shall do or permit to be done anything which creates a lien upon the Demised Premises and/or the Building; or

                (e) whenever any warranty, representation or statement made or furnished by Tenant to Landlord at any time in connection with this Lease or any other agreement to which Tenant and Landlord are parties is determined to have been false or misleading in any material respect when made or furnished;

then regardless and notwithstanding the fact that Landlord has or may have some other remedy under this Lease or by virtue hereof, or in law or in equity, Landlord may give to Tenant a notice (the "Termination Notice") of the intention of Landlord to end the term of this Lease specifying a day not less than five
(5) days thereafter and, upon the giving of the Termination Notice, this Lease and the Term shall expire and terminate upon the day so specified in the Termination Notice as fully and completely and with the same force and effect as if the day so specified were the Expiration Date and all rights of Tenant shall terminate and Tenant shall remain liable for damages as hereinafter provided. From and after any date upon which Landlord is entitled to give a Termination Notice, Landlord, without further notice and with or without giving such Termination Notice, may enter upon, re-enter, possess and repossess itself of the Demised Premises, by force, summary proceedings, ejectment or otherwise, and may dispossess and remove Tenant and all other persons and property from the Demised Premises and may have, hold and enjoy the Demised Premises and the right to receive all rental and other income of and from the same. As used in this Lease the words "enter" and "re-enter" are not restricted to their technical legal meanings.

        Upon and after such entry into possession Landlord may, but shall have no obligation to, relet the Demised Premises, or any part thereof, for the account of Tenant, to any person, firm or corporation, other than Tenant, for such Rent, for such time and upon such terms as Landlord, in Landlord's sole discretion, shall determine, and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instruction given by Tenant about such reletting.

        17.2.   DAMAGES.

                (a) Tenant covenants and agrees that in the event of the termination of this Lease or re-entry by Landlord, under, any of the provisions of this Article or pursuant to law, by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord, as damages with respect to this Lease, at the election of Landlord:

                        (1) a sum which at the time of such termination of this Lease or at the time of any re-entry by Landlord, as the case may be, represents the excess, if any, of:

                                (i) the aggregate of the Rent which would have been payable by Tenant for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date of this Lease, had this Lease not so terminated or had Landlord not so re-entered the Demised Premises over

                                (ii) the aggregate fair market rental value of the Demised Premises for the same period; or

                        (2) sums equal to the Rent which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the days specified in this Lease following such termination or such re-entry and until the Expiration Date of this Lease, provided, however, that if the Demised Premises shall be leased or re-let during said period, Landlord shall credit Tenant with the net rents, if any, received by Landlord from such leasing or re-letting, such net Rent to be determined by first deducting from the gross rents as and when received by Landlord from such leasing or re-letting the actual expenses incurred or paid by Landlord in terminating this Lease or of re-entering the Demised Premises and of securing possession thereof, as well as the actual expense of leasing and re-letting, including altering and preparing any portion of the Demised Premises for new tenants, brokers' commissions (attributable only to the remaining portion of Tenant's Term) and all other expenses properly chargeable against the Demised Premises and the rental therefrom; but in no event shall Tenant be entitled to receive any excess of such net rents over the Rent, payable by Tenant to Landlord hereunder.

                (b) Suit or suits for the recovery of any and all damages, or any installments thereof, provided for hereunder may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been terminated under the provisions of this Article, or under provisions of any law, or had Landlord not re-entered the Demised Premises.

                (c) Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any damages to which Landlord may lawfully be entitled in any case other than those particularly provided for above.

        17.3. WAIVER OF JURY TRIAL. To the fullest extent permitted by the applicable law, the parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease or the interpretation thereof, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, and/or any claim of injury or damage.

        17.4. OTHER REMEDIES. Landlord may, but shall not be obligated to, perform any obligation of Tenant under this Lease, and, if Landlord so elects, all costs and expenses paid by Landlord in performing such obligation, together with interest at the Default Rate, shall be reimbursed by Tenant to Landlord on demand within ten (10) days of receipt of a bill therefor. Any and all remedies set forth in this Lease: (a) shall be in addition to any and all other remedies Landlord may have at law or in equity; (b) shall be cumulative; and (c) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

                                   ARTICLE 18

                                    SURRENDER

        18.1. POSSESSION. Upon the expiration or earlier termination of this Lease, Tenant shall immediately quit and surrender possession of the Demised Premises in as good a state and condition as they were when entered into, reasonable wear and tear and casualty damage (other than that which Tenant is obligated to repair) excepted. Upon such surrender, all right, title and interest of Tenant in the Demised Premises shall cease.

        18.2. MERGER. The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord shall not work a merger, but shall, at Landlord's option, terminate all or any subleases and subtenancies or operate as an assignment to Landlord of all or any subleases or subtenancies. Landlord's option hereunder shall be exercised by notice to Tenant and all known sublessees or subtenants in the Demised Premises or any part thereof.

                                   ARTICLE 19

                                  HOLDING OVER

        19.1. HOLDING OVER. If Tenant retains possession of the Demised Premises or any part thereof after the expiration or earlier termination of this Lease, Tenant shall pay as Rent a sum equal to one and one-half times the amount, including Fixed Rent and Additional Rent hereunder, payable for the month preceding such holding over computed on a daily basis for each day that Tenant remains in possession. Tenant also shall be liable for and shall pay to Landlord, all damages, consequential as well as direct, sustained by reason of Tenant's holding over. In addition, at any time while Tenant remains in possession, Landlord may elect instead, by written notice to Tenant and not otherwise, to have such retention of possession constitute a renewal of this Lease for one (1) year for the fair market rental value of the Premises as reasonably determined by Landlord but in no event less than the Rent payable immediately prior to such holding over. The provisions of this section do not waive Landlord's right of re-entry or right to regain possession by actions at law or in equity or any other rights hereunder, and any receipt of payment by Landlord shall not be deemed a consent by Landlord to Tenant's remaining in possession or be construed as creating or renewing any lease or right of tenancy between Landlord and Tenant.

                                   ARTICLE 20

                                    NO WAIVER

        20.1. NO WAIVER. No waiver by Landlord or Tenant of a breach of any covenants, agreements, obligations or conditions of this Lease shall be construed to be a waiver of any future breach of the same or any other covenant, agreement, obligation or condition hereof. No receipt of money by Landlord from Tenant after notice of default, or after the termination of this Lease or the commencement of any suit or final judgment of possession of the Demised Premises, shall reinstate, continue or extend the term of this Lease or affect any notice, demand or suit.

                                   ARTICLE 21

                 ESTOPPEL CERTIFICATE, SUBORDINATION, ATTORNMENT

        21.1. ESTOPPEL CERTIFICATE. Tenant shall at any time upon the request of Landlord, execute and deliver in recordable form and in substance satisfactory to Landlord, an estoppel certificate certifying: the date Tenant accepted occupancy of the Demised Premises; the date to which Rent has been paid; the amount of any Security Deposit; that this Lease is in full force and effect and has not been modified or amended (or if modified or amended, describing the same) and that there are no defenses or offsets thereto or defaults of Landlord under this Lease (or if any be claimed, describing the same); that the Demised Premises have been completed in accordance with the terms and provisions hereof and the Work Letter, if any, that Tenant has accepted the Demised Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto (or if Tenant does not believe the Demised Premises have been satisfactorily completed or believes it has any claims against Landlord, a full and complete explanation thereof); and such other matters as Landlord may reasonably request. Tenant's failure to deliver such certificate within fifteen
(15) days of the demand therefor shall be a default hereunder.

        21.2. SUBORDINATION. This Lease is and shall be subject and subordinate to all ground or underlying leases, mortgages and deeds of trust which now or hereafter affect the Land, Building, Property and/or any ground or underlying leases thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. The provisions of this section shall be automatic and shall not require any further action. In confirmation of such subordination, Tenant will execute and deliver upon demand of Landlord any and all instruments desired by Landlord subordinating this lease to such lease, mortgage or deed of trust.

        21.3. ATTORNMENT. Tenant agrees that, at the option of the landlord under any ground lease now or hereafter affecting the real property of which Demised Premises forms a part, Tenant shall attorn to said landlord in the event of the termination or cancellation of such ground lease and if requested by said landlord, enter into a new lease with said landlord (or a successor ground-lessee designated by said landlord) for the balance of the term then remaining hereunder upon the same terms and conditions as those herein provided.

        21.4. MORTGAGES. Tenant covenants and agrees that, if by reason of default under any mortgage or deed of trust which may now or hereafter affect the Land, Building and/or Property, the mortgagee thereunder enters into and becomes possessed of the said mortgaged property either through possession or foreclosure action or proceeding, or in the event of the sale of the said mortgaged property as a result of any action or proceeding to foreclosure the said mortgage, Tenant will attorn to the mortgagee or such then owner as its landlord under this Lease, unless the mortgagee or such then owner shall elect to terminate this Lease and the rights of the tenant hereunder. Tenant agrees to execute and deliver, at any time and from time to time, upon the request of the mortgagee or the then owner of the said mortgaged property of which the Demised Premises forms a part any instrument which may be necessary or appropriate to evidence such attornment. Tenant further waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this Lease or to surrender possession of the Demised Premises in the event any proceeding is brought by the mortgagee under any such mortgage to terminate the same, and agrees that unless and until such mortgagee, in connection with any such proceeding, shall elect to terminate this Lease and the rights of Tenant hereunder, this Lease shall not be affected in any way whatsoever by any such proceeding.

                                   ARTICLE 22

                                 QUIET ENJOYMENT

        22.1. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon payment by Tenant of the Rent hereunder and upon the observance and performance of all of the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises, free of all claims from Landlord, but subject, nevertheless, to the terms and conditions of this Lease (including, without being limited to, the provisions of Article 21).

                                   ARTICLE 23

                                     NOTICES

        23.1. NOTICES. Whenever any notice or consent is required or permitted hereunder, such notice or consent shall be in writing. All notices to Tenant under this Lease (other than invoices or statements with respect to Rent arising under this Lease) shall require one (1) copy to be sent to Morris, Manning & Martin, LLP, 1600 Atlanta Financial Center, 3343 Peachtree Road, N.E., Atlanta, Georgia 30326, Attention Ward Bondurant, Esq. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered (a) upon receipt or refusal of receipt when sent by recognized overnight courier or (b) upon receipt or refusal of receipt when deposited in the United States Mail, postage prepaid, Registered or Certified Mail, Return Receipt Requested, addressed to the parties hereto at the addresses set forth in Article l, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith.

                                   ARTICLE 24

                            MISCELLANEOUS PROVISIONS

        24.1. TIME. Time is and shall be of the essence of this Lease and all its provisions.

        24.2.   APPLICABLE LAW AND CONSTRUCTION.

                (a) This Lease shall be governed by and construed under the laws of the State in which the Property is located.

                (b) The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one tenant and to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though fully expressed. If there is more than one person or entity who or which are Tenant under this Lease, the obligations imposed upon Tenant under this Lease shall be joint and several. The relationship between Landlord and Tenant created hereunder shall be that of lessor and lessee and nothing herein shall be construed as creating any joint venture or partnership. The captions used in this Lease are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

        24.3. PARTIES BOUND. It is agreed that this Lease, and each and all the covenants and obligations hereof, shall be binding upon and inure to the benefit of, as the case may be, the parties hereto, their respective heirs, executors, administrators, successors and assigns, subject to all agreements and restrictions herein contained with respect to assignment or other transfer of Tenant's interest herein.

        24.4. NO REPRESENTATIONS BY LANDLORD. Neither Landlord nor Landlord's advisors or agents have made any representations or promises with respect to the physical condition of the Property or the Building, the Demised Premises, permissible uses of Demised Premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the Demised Premises except as herein expressly set forth, and no rights, easements, or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. Tenant has inspected the Building and the Demised Premises and is thoroughly acquainted with their condition, and agrees to accept the same "as is" subject to completion of Landlord's Work and the items on Tenant's punchlist, if any. All understandings and agreements heretofore made between the parties hereto are merged in this Lease, which alone fully and completely expresses the agreement between Landlord and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it, in whole or in part, or a surrender of this Lease or of the Demised Premises or any part thereof or of any interest of Tenant therein unless such executory agreement is in writing and signed by Landlord and Tenant.

        24.5. BROKERS. Tenant and Landlord warrant that they have had no dealings with any broker, agent or any other person in connection with the negotiation or execution of this Lease other than the brokers identified in
Article 1. Tenant agrees to indemnify and hold harmless Landlord from and against any and all cost, expense, or liability for commissions or other compensation and charges claimed by any broker or agent (other than the brokers identified in Article 1) with respect to this Lease on account of Tenant's acts. Landlord agrees to indemnify and hold harmless Tenant from and against any and all cost, expense, or liability for commissions or other compensation and charges claimed by any broker or agent (other than the brokers identified in Article 1) with respect to this Lease on account of Landlord's acts.

        24.6. SEVERABILITY. The invalidity or unenforceability of any provision of this Lease shall not affect or impair the validity of any other provision.

        24.7. FORCE MAJEURE. In the event Landlord shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature beyond the reasonable control of Landlord, in performing work or doing acts required under the terms of this Lease, then performance of such act shall be extended for a period equivalent to the period of such delay.

        24.8. DEFINITION OF LANDLORD. As used in this Lease, the term "Landlord" shall mean only the owner, or the mortgagee in possession, for the time being, of the Property or the owner of a lease of the Property so that in the event of any sale of the Property or in the event of a lease of the Property said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder thereafter to be performed or observed, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and any such purchaser or lessee, that such purchaser or lessee has assumed and agreed to performed and observe any and all covenants and obligations of Landlord hereunder first arising from and after the effective date of such transfer.

        24.9. NO OPTION. The submission of this Lease for examination or execution does not constitute a reservation of or option for the Demised Premises, and this Lease becomes effective as a lease only upon execution and delivery thereof by Landlord and Tenant.

        24.10. EXCULPATORY CLAUSE. All separate and personal liability of Landlord or any trustee, director, officer, partner or principal (disclosed or undisclosed) thereof of every kind or nature, if any, is waived by Tenant, and by every person now or hereafter claiming by, through or under Tenant; and Tenant shall look solely to Landlord's estate in the Property for the payment of any claim against Landlord.

        24.11. NO RECORDING. Tenant shall not record this Lease, or any portion or any reference hereto. In the event Tenant records this Lease, or permits or causes this Lease, or any portion hereof or reference hereto to be recorded, this Lease shall terminate at Landlord's option or Landlord may declare a default hereunder and pursue any and all of its remedies provided in this Lease.

        24.12. NO LIGHT, VIEW OR AIR EASEMENTS. Any diminution or shutting off of light, view or air by any structure which may be erected on lands adjacent to the Property shall in no way affect this Lease or impose any liability on Landlord.

        24.13. FINANCIAL STATEMENTS. Tenant, within 15 days after request, shall provide Landlord with a current financial statement and such other information as Landlord may reasonably request in order to create a "business profile" of Tenant and determine Tenant's ability to fulfill its obligations under this Lease; provided, however, that Landlord shall use commercially reasonable efforts to keep the financial statements provided by Tenant confidential, and Landlord shall not disclose such financial statements nor use such financial statements for any purpose other than to create a "business profile" as contemplated by this Section 24.13, except that Landlord may disclose such financial statements and business profile to potential purchasers or lenders in connection with a proposed financing or sale of the Building.

        24.14.  ERISA. Tenant hereby represents and warrants to Landlord that
(i) Tenant is not a "party in interest" (within the meaning of Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended) or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended) with respect to any retirement or pension plan of the Metropolitan Life Insurance Company, and (ii) no portion of or interest in the Lease will be treated as a "plan asset" within the meaning of Regulation 29 CFR Section 2510.3-101 issued by the Department of Labor.

        24.15. NO ESTATE IN LAND. This Lease creates the relationship of landlord and tenant between Landlord and Tenant. No estate shall pass out of Landlord, and Tenant has only a usufruct which is not subject to levy and sale.

        24.16. COMPLIANCE WITH PROTECTIVE COVENANTS. In addition to and without in any way limiting any of the other provisions of this Lease, Tenant shall comply with any protective covenants now or hereafter of record against the Building or the Property and with any changes to the covenants duly adopted (herein called the "Protective Covenants"). It is expressly acknowledged that all uses of the Building and the Demised Premises are subject to the covenants, conditions and restrictions of Johns Creek filed at Deed Book 15076, Page 232, Fulton County, Georgia records, as may be amended and extended from time to time. Notwithstanding the foregoing, Landlord acknowledges that Tenant's use of the Demised Premises for general office use does not violate the Protective Covenants of the Property.

                                   ARTICLE 25

                                 OPTION TO RENEW

        25.1. OPTION TO RENEW. Tenant shall have the right to extend the Extended Term for the Renewal Term(s) described in Article 1 hereof, upon the same terms and conditions as are herein provided, except that (a) Fixed Rent during the Renewal Term(s) shall be at an annual rate equal to the greater of
(i) the annual Fair Market Rent (as hereinafter defined) for the Premises for the Renewal Term and (ii) the Fixed Rent payable hereunder for the year in which the

Expiration Date of the Extended Term occurs, (b) Tenant shall have no option to renew this Lease beyond the expiration of the final Renewal Term, and (c) the Premises shall be delivered in their existing condition (on an "as is" basis") at the time such Renewal Term commences. Such right shall be exercised by Tenant by giving written notice (the "Notice to Renew") to Landlord at least nine (9) months prior to the Expiration Date of the applicable Extended Term or Renewal Term(s). Time shall be of the essence for the exercise of such option. Tenant shall have no further right to extend or renew this Lease.

        25.2. FAIR MARKET RENT. For the purposes of this Article, "Fair Market Rent" shall mean the Fixed Rent, on a so-called "net" basis, that would be paid by a willing tenant, not compelled to lease, and accepted by a willing landlord, not compelled to lease, for the Demised Premises as of the commencement date of the Renewal Term. Fair Market Rent shall be determined by Landlord in a notice ("Fair Market Rent Notice") delivered to Tenant not later than six (6) months prior to the commencement of each Renewal Term.

        25.3. DISPUTE OF FAIR MARKET RENT. In the event Tenant shall elect to dispute Landlord's determination of the Fair Market Rent, Tenant shall be required to notify Landlord of such dispute in writing (the "Dispute Notice") within thirty (30) days after delivery to Tenant of the Fair Market Rent Notice. Failure by Tenant to so notify Landlord of Tenant's dispute of the amount thereof shall be deemed to constitute Tenant's acceptance thereof. If Tenant shall timely notify Landlord of Tenant's dispute, then the determination of Fair Market Rent shall be determined by arbitration as hereinafter set forth. If such arbitration concerning Fair Market Rent shall not be concluded prior to the commencement of the applicable Renewal Term, Tenant shall nevertheless pay all Fixed Rent and Additional Rent to Landlord with respect thereto from and after the commencement of the applicable Renewal Term, which shall include Fixed Rent as specified in the Fair Market Rent Notice. If the applicable Fair Market Rent as determined by arbitration is greater than or less than that specified in the Fair Market Rent Notice, then such adjustment as shall be needed to correct the amount previously paid by Tenant on such overpaid or underpaid amount, as the case may be, computed from the date of such overpayment or underpayment, as the case may be, to the date of refund or payment, as appropriate, shall be made in a payment by the appropriate party within thirty (30) days after the arbitration determination.

        25.4. ARBITRATION OF FAIR MARKET RENT. In the event that arbitration of the Fair Market Rent shall be required pursuant to this Article, then the following procedures shall apply:

                (i) If Landlord or Tenant desires to invoke the arbitration procedure set forth in this Article, the party invoking the arbitration procedure shall give a notice to the other party and shall in such notice appoint a person as arbitrator on its behalf. Within thirty (30) days after such notice, the other party by notice to the original party shall appoint a second person as arbitrator on its behalf. The arbitrators thus appointed shall appoint a third person, and such three arbitrators shall as promptly as possible determine such matter; provided, however, that:

                        (A) If the second arbitrator shall not have been appointed within the thirty (30) day period as aforesaid, the first arbitrator shall proceed to determine such matter and shall render his decision and award in writing within thirty
                (30) days after the expiration of said thirty (30) day period;
                and

                        (B) If the two arbitrators are appointed by the parties and shall be unable to agree, within ten (10) days after the appointment of the second arbitrator, upon the appointment of a third arbitrator, they shall give written notice to the parties of such failure to agree, and if the parties fail to agree upon the selection of such third arbitrator within ten (10) days after the arbitrators appointed by the parties give notice as aforesaid, then within five (5) days thereafter either of the parties upon notice to the other party may request such appointment by the nearest office of the American Arbitration Association or any organization which is the successor thereof (the "AAA"), or in its absence, refusal, failure or inability to act, may apply to a trial court of the state in which the Building is located having jurisdiction over the Land (the "Court"), for the appointment of such arbitrator and the other party shall not raise any question as to the Court's full power and jurisdiction to entertain the application and make the appointment.

                (ii) The arbitration shall be conducted in accordance with the then prevailing rules of the AAA, modified as follows:

                        (A) To the extent that any statute of the state in which the Property is located imposes requirements different than those of the AAA in order for the decision of the arbitrator or arbitrators to be enforceable in the courts of such state, such requirements shall be complied with in the arbitration;

                        (B) Each arbitrator shall be disinterested and shall not be affiliated with Landlord or Tenant; and

                        (C) The arbitrators, if more than one, shall render their decision and award in writing, upon the concurrence of at least two of their number, within thirty (30) days after the appointment of the third arbitrator.

                (iii) Such decision and award or the decision and award of the single arbitrator as provided in this Article, shall be binding and conclusive on the parties, shall constitute an "award" by the arbitrator within the meaning of the AAA rules and applicable law, and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Lease. Judgment may be had on the decision and award of the arbitrators so rendered in any court of competent jurisdiction.

                (iv) Each party shall pay the fees and expenses of one of the two original arbitrators appointed by or for such party and the fees and expenses of the third arbitrator and all other expenses of the arbitration (other than the fees and disbursements of attorneys or witnesses for each party) shall be borne by the parties equally.

        25.5. CONDITIONS. Tenant may exercise its option to renew hereunder, and an exercise thereof shall be only effective, if at the time of Tenant's exercise of the option and on the commencement date of the Renewal Term, this Lease is in full force and effect and there are no events or circumstances which, with the giving of notice or the passage of time, or both, could constitute a default by Tenant under this Lease, and inasmuch as this option is intended only for the benefit of the original Tenant named in this Lease, the entire Demised Premises are occupied by the original Tenant named herein and the Tenant has neither assigned this Lease nor sublet any portion of the Demised Premises.

                                   ARTICLE 26

                             RIGHT OF FIRST REFUSAL

        26.1. GRANT OF RIGHT. Subject to the provisions hereinafter set forth, Landlord hereby grants Tenant the option to lease, upon the terms and conditions hereinafter set forth, each portion of the contiguous space on the fourth (4th) floor of the Building which is cross-hatched as depicted on Exhibit F hereto (the "Refusal Space").

        26.2. LANDLORD'S REFUSAL NOTICE. During the Term hereof, if Landlord reaches substantial agreement on the basic business terms of a lease with a prospective tenant (the "Prospective Tenant") to lease all or any portion of the Refusal Space, then Landlord shall notify Tenant in writing (a "Landlord's Refusal Notice") setting forth (i) the location, (ii) the availability date (a "Refusal Space Commencement Date"), (iii) the term, (iv) the rentable square feet, (v) the rental rate and (vi) all other economic terms and other material terms such as renewal options upon which Landlord is prepared to lease such portion of the Refusal Space to the Prospective Tenant.

        26.3. TENANT'S EXERCISE. Tenant's right to lease the portion of the Refusal Space described in a Landlord's Refusal Notice upon the terms and conditions set forth therein shall be exercisable by written notice from Tenant to Landlord given within five (5) business days after the giving of Landlord's Refusal Notice, time being of the essence. If Tenant exercises its option with respect to such portion of the Refusal Space, such exercise shall be irrevocable and such space shall be rented in the condition and on the terms contemplated by the applicable Landlord's Refusal Notice. If Tenant fails to notify Landlord in writing that it will lease the designated Refusal Space within the prescribed five (5) business day period, Tenant's rights hereunder as to such portion of the Refusal Space described in said Landlord's Refusal Notice shall terminate, and Landlord shall have no further obligation hereunder with respect to such portion of the Refusal Space. Tenant may not elect to lease less than the entire area for less than the entire term described in Landlord's Refusal Notice.

        26.4. TERMS. If Tenant has validly exercised its right to lease a portion of the Refusal Space, then effective as of the Refusal Space Commencement Date such portion of the Refusal Space shall be included in the Premises, subject to all of the terms, conditions and provisions of the Lease, except as may otherwise be provided in the Landlord's Refusal Notice.

        26.5. CONDITIONS. Tenant may only exercise its option to lease a portion of the Refusal Space, and an exercise thereof shall be only effective, if at the time of Tenant's exercise of the option and on the applicable Refusal Space Commencement Date, this Lease is in full force and effect and there are no events or circumstances which, with the giving of notice or the passage of time, or both, could constitute a default by Tenant under this Lease, and inasmuch as this option is intended only for the benefit of the original Tenant named in this Lease and any Tenant Affiliate (upon a sublease or assignment to such Tenant Affiliate), the entire Premises are occupied by the original Tenant named herein or any Tenant Affiliate and the Tenant has neither assigned this Lease nor sublet any portion of the Premises other than to a Tenant Affiliate.

        26.6. DELIVERY OF POSSESSION. In the event Landlord is unable to deliver to Tenant possession of any portion of the Refusal Space on or before the applicable Refusal Space Commencement Date for any reason whatsoever, Landlord shall not be subject to any liability for such failure to deliver possession. Such failure to deliver possession shall not affect either the validity of this Lease or the obligations of either Landlord or Tenant hereunder or be construed to extend the expiration of the Term of this Lease either as to such portion of the

Refusal Space or the balance of the Premises; provided, however, that under such circumstances, Rent shall not commence as to such portion of the Refusal Space until Landlord does so deliver possession to Tenant.

        26.7. Confirmation. If Tenant has validly exercised its right to lease any Refusal Space, then, within fifteen (15) business days after the request by either party, Landlord and Tenant shall enter into a written amendment of this Lease confirming the terms, conditions and provisions applicable to such portion of the Refusal Space as set forth in Landlord's Refusal Notice.

        IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the 4th day of September, 2002.

                                    LANDLORD:
                                    METROPOLITAN LIFE INSURANCE COMPANY
                                    (on behalf of a commingled separate account)

                                    By: SSR REALTY ADVISORS, INC.,
                                        its investment advisor

                                        By: /s/ John F. Loehr
                                           --------------------------------

                                        Name: John F. Loehr
                                             ------------------------------
                                        Title: Managing Director
                                              -----------------------------

                                        TENANT:
                                        GLOBAL PREFERRED HOLDINGS, INC.

                                        By: /s/ Edward F. McKernan
                                           --------------------------------

                                        Name: Edward F. McKernan
                                             ------------------------------

                                        Title: President and CEO
                                              -----------------------------

                                    EXHIBIT A
                          PLAN SHOWING TENANT'S SPACE

              [Architectural Drawing/Design of Tenants Floor Space]

KOHL GRAMIGNA ARCHITECTS, INC.
270 Scientific Drive
Suite 17
Norcross, Georgia 30092
770-448-2743 (phone)
770-734-0701 (fax)

                                    EXHIBIT B
                                LEGAL DESCRIPTION
                                  BUILDING 6455

        [Legal Description of Tract or Parcel of Land for Building 6455]

                                    EXHIBIT C
                              RULES AND REGULATIONS

        1. No roadways, pathways, sidewalks, entrance, passages, courts, elevators, vestibules, stairways, corridors or halls shall be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Demised Premises, the Building or the landscaping, parking facilities and other improvements and appurtenances.

        2. No awning or other projection shall be attached to the outside walls or windows of the Building without the prior written consent of Landlord. No curtains, blinds, shades, drapes or screens shall be attached to or hung in, or used in connection with any window or door of the Demised Premises, without the prior written consent of Landlord. Any such awnings, projections, curtains, blinds, shades, drapes, screens and other fixtures must be of a quality, type, design, color, material and general appearance approved by Landlord, and shall be attached in the manner approved by Landlord. All electrical fixtures hung in offices or spaces along the perimeter of the Demised Premises must be fluorescent, of a quality, type, design, bulb color, size and general appearance approved by Landlord, which approval shall not be unreasonably withheld.

        3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside of the Demised Premises or of the Building without the prior written consent of Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without liability, and may charge the expense incurred by such removal to Tenant. Interior signs shall be inscribed, painted or affixed for Tenant by Landlord at the expense of Tenant, and shall be of a quality, quantity, type, design, color, size style, composition, material, location and general appearance acceptable to Landlord.

        4. The sashes, sash doors, skylights, windows, and doors that reflect or admit light or air into the halls passageways or other public places in the Property shall not be covered or obstructed by Tenant, nor shall any bottles, parcels, or other articles be placed on the window sills, or in the public portions of the Property.

        5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in public portions thereof without the prior written consent of Landlord.

        6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures by Tenant shall be borne by Tenant to the extent that Tenant or Tenant's agents, servants, employees, contractors, visitors, or licensees shall have caused the same.

        7. Tenant shall not paint, mark, drill into or in any way deface any part of the Demised Premises, the Building or the Property. No boring or cutting shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct.

        8. No animal or bird of any kind shall be brought into or kept in or about the Demised Premises, the Building or the Property, except seeing eye dogs.

        9. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or interfere with occupants of the Property or neighboring buildings or premises or those having business with them. Tenant shall not throw anything out of the doors, windows or skylights or down the passageways.

        10. Except as otherwise permitted under the Lease, neither Tenant nor any of Tenant's agents, servants, employees, contractors, visitors or licensees shall at any time bring or keep upon the Demised Premises or in the Building or the Property any flammable, combustible or explosive fluid, chemical or substance.

        11. No additional locks, bolts or mail slots of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any change be made in existing locks or the mechanism thereof. Tenant must, upon the termination of the tenancy, restore to Landlord all keys of stores, offices and toilet rooms either furnished to or otherwise procured by Tenant and, in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

        12. All removals, or the carrying in or out of any safes, freight, furniture, fixtures, bulky matter or heavy equipment of any description must take place during the hours which Landlord or its agent may determine from time to time. Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon two-inch thick plank strips to distribute the weight. The moving of safes, freight, furniture, fixtures, bulky matter or heavy equipment of any kind must be made upon previous notice to the Superintendent of the Building and in a manner and at the time prescribed by him, and the persons employed by Tenant for such work are subject to Landlord's prior approval. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the lease of which these Rules and Regulations are a part.

        13. Tenant shall not occupy or permit any portion of the Demised Premises to be occupied as an office that is not generally consistent with the character and nature of an ordinary desk-type office. Nor shall Tenant permit any portion of the Demised Premises to be used (a) for an employment agency, a public stenographer or typist, a labor union office, a physician's or dentist's office, a dance or music studio, a school, a beauty salon or barber shop, the business of photographic or multilith or multigraph reproductions or offset printing (not precluding using any part of the Demised Premises for photographic, multilith or multigraph reproductions solely in connection with Tenant's own business and/or activities), a restaurant or bar, an establishment for the sale of confectionery or soda or beverages or sandwiches or ice cream or baked goods, an establishment for the preparation or dispensing or consumption of food or beverages (of any kind) in any manner whatsoever, or as a news or cigar stand, or as a radio or television or recording studio, theater or exhibition hall, for manufacturing, for the storage of merchandise or for the sale of merchandise, goods or property of any kind at auction, or for lodging, sleeping or for any immoral purpose, or for any business which would tend to generate a large amount of foot traffic in or about the Property or any of the areas used in connection with the operation thereof, including but not limited to any use (i) for a banking, trust company, depository, guarantee, or safe deposit business, (ii) as a savings bank, or as savings and loan association, or as a loan company, (iii) for the sale of travelers checks, money orders, drafts, foreign exchange or letters of credit or for the receipt of money for transmission, (iv) as a stock broker's or dealer's office or for the underwriting of securities, or (v) a government office or foreign embassy or consulate, or (vi) tourist or travel bureau, or (b) a use other than as permitted in Section 6.1 hereof which conflicts with any so-called "exclusive" then in favor of, or is for any use the same as that stated in any percentage lease to, another tenant of the Property, or (c) a use which would be prohibited by any other portion of this Lease (including but not limited to any Rules and Regulations then in effect) or in violation of law. Tenant shall not engage or pay for any employees on the Demised Premises other than those working at the Demised Premises, nor shall Tenant advertise for laborers giving an address at the Demised Premises. In connection with Item (b) above in this Section 13, Landlord hereby represents and warrants to Tenant that as of the date of this Lease, Tenant's use of the Demised Premises as permitted in Section 6.1 hereof does not conflict with (i) any "exclusive" in favor of another tenant, or (ii) any use which is the same as that stated in any percentage lease with another tenant.

        14. Tenant shall not purchase spring water, towels, janitorial or maintenance or other like service from any company or persons not reasonably approved by Landlord. Landlord shall approve a sufficient number of sources of such service to provide Tenant with a reasonable selection, but only in such instances and to such extent as Landlord in its judgment shall consider consistent with security and proper operation of the Property.

        15. Landlord shall have the right to prohibit any advertising or business conducted by Tenant referring to the Property which, in Landlord's opinion, tends to impair the reputation of the Property or its desirability as a first class building for offices and, upon notice from Landlord, Tenant shall refrain from or discontinue such advertising.

        16. Landlord reserves the right to exclude from the Property between the hours of 6:00 p.m. and 8:00 a.m. on all days, and at all hours on Saturdays, Sundays and legal holidays, all persons who do not present a pass to the Property issued by Landlord. Landlord may furnish passes to Tenant so that Tenant may validate and issue same. Tenant shall safeguard said passes and shall be responsible for all acts of persons in or about the Property who possess a pass issued to Tenant.

        17. Tenant's contractors shall, while in the Property, be subject to and under the control and direction of the Superintendent of the Building (but not as agent or servant of said Superintendent or of Landlord) except for supervision of work.

        18. If the Demised Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Demised Premises by Tenant, its agents, servants, employees, contractors, visitors, or licensees, Tenant shall forthwith at Tenant's expense cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

        19. The requirements of Tenant will be attended to only upon application at or call to the office of the Property. Property personnel shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of the Landlord.

        20. Canvassing, soliciting and peddling in the Property are prohibited and Tenant shall cooperate to prevent the same.

        21. No water cooler, air conditioning unit or system or other apparatus shall be installed or used by Tenant without the written consent of Landlord.

        22. There shall not be used in any Common Areas, public halls, plaza areas, lobbies or other space in the Property, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks or dollies, except those equipped with rubber tires and side guards.

        23. Tenant, Tenant's agents, servants, employees, licensees or visitors shall not park any vehicles in any driveways, service entrances, or areas posted "No Parking."

        24. Tenant shall install and maintain, at Tenant's sole cost and expense, an adequate visibly marked (at all times properly operational) fire extinguisher next to any duplicating or photocopying machine or similar heat producing equipment, which may or may not contain combustible material, in the Demised Premises.

        25. Tenant shall not use the name of the Property for any purpose other than as the address of the business to be conducted by Tenant in the Demised Premises, nor shall Tenant use any picture of the Property in its advertising, stationary or in any other manner without the prior written permission of Landlord. Landlord expressly reserves the right at any time to change said name without in any manner being liable to Tenant therefor.

        26. Landlord reserves the right to make such other and further reasonable rules and regulations as in Landlord's judgment may from time to time be needful for the safety, care and cleanliness of the Demised Premises or the Building, or the Property, and for the preservation of good order therein, and any such other or further rules and regulations shall be binding upon Tenant with the same force and effect as if they had been inserted herein at the time of the execution hereof.

                                    EXHIBIT D
                              INTENTIONALLY OMITTED

                                   EXHIBIT E
                            CLEANING SPECIFICATIONS


                            JANITORIAL SPECIFICATIONS
                             TECHNOLOGY PARK/ATLANTA


I.       TENANT SPACE-GENERAL

         A.       NIGHTLY SERVICES - 5 NIGHTS PER WEEK:

         1. TRASH/RECYCLE REMOVAL - Empty all trash/recycle materials to building's designated area, returning tenant waste baskets to their designated area. Replace plastic liners and wipe clean tops and sides of trash containers as needed. Break down all boxes before placing in the building's dumpster. Recycling bins to be emptied at least once per week and cleaners to monitor for additional frequency.

         2. DUST LOW REACH AREAS - Dust all desks and office furniture with treated dust cloths. Tenant papers and personal articles are not to be moved by the cleaners.

         3. CARPET - Vacuum all carpet areas from wall to wall, include edges and corners when needed.

         4. HARD SURFACE FLOORS - Dust mop or sweep all hard surface flooring. Damp mop when needed to remove spills.

         5. GLASS DOORS/PARTITIONS - Spot clean entrance door glass, conference room glass, and sidelight glass.

         6. BREAKROOMS/COFFEE BARS - Wipe clean the tops of tables, chair seats, tops of counters, fronts of cabinets, and sink. Scrub sink with non-abrasive cleaner. Dust mop or sweep floor. Wet mop to remove spills. Restock hand towels.

         7. CONFERENCE ROOM TABLES - Remove trash from the top of tables, wipe wood with treated cloth, and remove smudges from glass tops. Return chairs to their proper locations around table.

         B.       WEEKLY SERVICE:

         1. DUSTING - With a treated cloth, dust tops of file cabinets, bookcases, furniture ledges and cubicle partition tops.

         2. CARPET - Spot clean to remove drips and other staining. Notify management if the carpet needs to be cleaned. Keep baseboards clean.

         3. DOORS AND WALLS - Remove fingerprints and/or dirt smudges from doors, frames, light switches, and walls especially behind trash containers.

         4. BREAKROOM/COFFEE BARS - Tile floors to be thoroughly wet mopped.

         5. RESTROOM/SHOWER - Thoroughly clean and disinfect floors, shower stall, faucets, commodes, toilet seats, stainless containers and sinks.

         C.       MONTHLY SERVICE:

         1. DUST HIGH REACH AREAS - Dust window sills, blinds, door louvers, air diffusers/return grills, picture frames, and fire extinguishers.

         2. VACUUMING - Detail vacuum upholstered furniture/chairs, and wipe chair legs.

         3. TITLE FLOORS - Machine buff title floors to remove black marks and smudges. Strip and wax a minimum of once annually. Cleaners to record date of strip and wax service. Any other strip and wax service needed to be approved by management at an additional cost.

II.      RESTROOMS

         A.       NIGHTLY SERVICES

         1. FIXTURES - Disinfect and sanitize toilets, seat covers, urinals, sinks, stall partitions, and door handles with non-scratch, germicide cleaner.

         2. POLISH - Clean and polish counters, mirrors, dispensers, and faucets.

         3. SUPPLIES - Restock all restroom supplies, including feminine products, as needed. Refill soap dispensers. Replace bags in sanitary containers. Replace deodorizers as needed.

         4. FLOORS - Wet mop all restroom floors with disinfectant cleaner.

         5.       TRASH - Remove to designated area.

         6.       FLOOR DRAINS - Flush with water a minimum of once weekly.

         B.       MONTHLY SERVICES

         1.       DUSTING - Detail high and low areas.

         2.       SOAP DISPENSERS - Empty bottles and clean.

         3. TITLE FLOORS - Machine scrub with disinfectant, germicide cleaner.

III.     LOBBY AND PUBLIC AREAS

         A.       NIGHTLY SERVICES

         1. DOORS - Thoroughly clean both sides of lobby glass doors and side lights. Clean ledges, frames, and thresholds using brass cleaner when needed.

         2.       DRINKING FOUNTAINS - Clean, sanitize, and polish.

         3.       HARD SURFACE FLOORS - Dust mop and spot clean.

         4. CARPET - Vacuum and spot clean when needed. Vacuum and spot clean entry mats.

         5.       DIRECTORIES - Remove smudges.

         6.       ELEVATORS - Vacuum and edge carpet.  Spot carpet.

         7. ASH/TRASH URNS - Empty and thoroughly clean. Replace liner and refill with sand as needed.

         B.       WEEKLY SERVICES

         1.       HARD SURFACE FLOORS - Damp mop.  Keep baseboards clean.

         2.       ELEVATOR - Clean and polish metal.

         3. CORRIDORS - Spot clean carpet. Check for wall smudges and clean as needed.

         4.       STAIRWELLS - Broom sweep.  Damp mop spills.

         5. FIRE EXTINGUISHER CABINETS - Dust and remove smudges from glass.

         6.       DUMPSTER AREA - Keep free of debris and sweep out enclosure.

IV.      GENERAL

         1. Janitorial services will not begin prior to 6 p.m. Cleaners to complete cleaning so they can leave the building no later than midnight. All lights to be turned off. Supervisor to ensure all tenant suites are located.

         2. Secure all tenant entrance doors. Any tenant interior doors that are locked upon arrival are to be locked at departure. Keep tenant entrance door locked while cleaning inside suite.

         3.       Keep janitorial closets clean and supplies orderly on shelves.

         4. Take safety precautions when floors are wet with appropriate signage.

         5.       Do not remove anything to trash unless it has been marked
                  "trash."

         6. Notify management of any irregularities, i.e., plumbing, inventory requirements, tenants moving furniture after hours, etc.

                                    EXHIBIT F
                           PLAN SHOWING REFUSAL SPACE

        [Architectural Design of Fourth Floor Plan showing Refusal Space]




                                      F-1